UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GLOBAL NET LEASE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

April 7, 2026
Dear Fellow GNL Stockholders,
I am pleased to invite you to the 2026 Annual Meeting of Stockholders of Global Net Lease, Inc., a Maryland corporation (“we,” “us,” “our,” or “GNL”), which will be held virtually on May 21, 2026 commencing at 1:00 p.m. Eastern Time. The items of business are listed in the following Notice of Annual Meeting of Stockholders. We encourage you to review the information contained in the proxy statement to follow, which provides an overview of our 2025 achievements, as well as our corporate governance practices and compensation program.
As you review the proxy statement, we are proud to report that the transformation we set in motion two years ago is delivering meaningful results for stockholders.
In 2025, we achieved a total stockholder return of 32%, well ahead of our net lease peers, a milestone that reflects the disciplined work of our management team and our board of directors to fundamentally reshape this company. Since completing GNL's conversion to an internally managed REIT in 2023, we have pursued a clear and consistent mandate to build a simpler, stronger, more focused business capable of generating durable long-term value. Through deliberate and disciplined action, we have materially improved our portfolio quality, strengthened our balance sheet, and reduced our cost of capital. The progress we have made over the past two years gives us confidence in the path ahead.
The centerpiece of our transformation in 2025 was the $1.8 billion sale of our multi-tenant retail portfolio, which repositioned GNL as a pure-play single-tenant net lease company. The goal of this transaction was not simply to reduce debt and complexity, but to sharpen our focus on the kind of high-quality, long-duration, investment-grade tenancy that we believe creates the most resilient and valuable net lease platform. That conviction was reinforced by the fourth-quarter sale of the McLaren campus at a meaningful premium to our original purchase price.
This portfolio work led to substantial progress strengthening our balance sheet. Over the course of 2025, we reduced our net debt balance by $2.2 billion and refinanced our revolving credit facility on improved terms. As a result, S&P Global upgraded our corporate credit rating to BB+ and Fitch Ratings upgraded our corporate credit rating to investment grade BBB-, a significant milestone that we have been working toward since our conversion to an internally-managed REIT, and one that meaningfully expands our financial flexibility and lowers our cost of capital going forward.
Our 2025 financial results reflected the positive transformation underway. Full-year AFFO of $0.99 per share exceeded our revised 2025 guidance, and GNL’s underlying portfolio ended the year with a sector-leading 66% of annualized straight-line rent from investment-grade or implied investment-grade tenants. We were prudent on the capital allocation front, as asset sales not only reduced debt but also gave us the flexibility to pursue other value-enhancing initiatives, including repurchasing our shares at prices we believed offered compelling value relative to other uses of capital. Throughout this process, we balanced accretive share repurchases with continued deleveraging in a manner we believe supports long-term stockholder value.
We also continue to strive to maintain the highest standards of corporate governance and transparency. The experienced members of our board of directors provide invaluable guidance and oversight across all areas of our organization. Through active stockholder engagement, we will continue to incorporate investor perspectives into our governance, compensation, and sustainability practices.

As we look ahead to the remainder of 2026, we are genuinely optimistic. We believe we have a more resilient portfolio, a stronger balance sheet, and the financial flexibility to be selective in how we deploy capital. Our near-term priority is to continue to reduce exposure to office assets and redeploy the proceeds into accretive acquisitions of industrial and retail assets that are expected to strengthen our earnings profile. The valuation gap between GNL and our peers narrowed considerably in 2025, and I believe we have a clear path to closing it further through continued execution of our corporate strategy.
I want to express my sincere gratitude to our dedicated employees and our board of directors for their tireless efforts to drive our strong results. Most importantly, to our valued investors – thank you for your partnership, trust, and continued confidence and support. We remain focused on thoughtful execution to drive long-term value creation.
Sincerely,
/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON MAY 21, 2026
April 7, 2026
To the Stockholders of Global Net Lease, Inc.:
I am pleased to invite you to the 2026 Annual Meeting of Stockholders (including any postponement or adjournment thereof, the “Annual Meeting”) of Global Net Lease, Inc., a Maryland corporation (the “Company”), which is scheduled to be held at 1:00 p.m. Eastern Time on May 21, 2026. The Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via live webcast. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via the live webcast by visiting www.virtualshareholdermeeting.com/GNL2026.
If you plan to attend the Annual Meeting online, you will need the control number included on your proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 1:00 p.m. Online check-in will begin at 12:45 p.m. Eastern Time and you should allow ample time for the online check-in procedures.
At the Annual Meeting, you will be asked to consider and vote on the following matters, as more fully described in the proxy statement accompanying this Notice of the Annual Meeting:
(1)
the election of eight persons to serve on our board of directors (the “Board of Directors” or the “Board”), each to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualify,

(2)	the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026,
(3)	a proposal to adopt a non-binding advisory resolution approving the executive compensation for our named executive officers as described herein and
(4)	the transaction of such other matters as may properly come before the Annual Meeting.
The Board of Directors has fixed the close of business on March 24, 2026 (the “Record Date”) as the record date for the Annual Meeting. Only record holders of shares of the Company’s common stock, par value $0.01 per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.
We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the close of business on the Record Date instead of paper copies of our proxy statement and the Annual Report to Stockholders for the year ended December 31, 2025 (our “2025 Annual Report”). The Notice contains instructions on how to access those documents via the Internet. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2025 Annual Report and proxy card. The Notice, proxy statement and form of proxy are being distributed and made available on the Internet on or about April 7, 2026.
You are cordially invited to attend the Annual Meeting. Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting, it is important that your shares be voted on matters that come before the Annual Meeting. Your vote is very important. Stockholders may vote their shares (1) at the virtual Annual Meeting, (2) by telephone, (3) through the Internet in advance, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone at 1-800-690-6903 or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions on the Notice, in the section titled “Questions and Answers About the Annual Meeting and Voting” of the proxy statement or on the proxy card. Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice or the proxy card you received in the mail.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON May 21, 2026:
The Notice of Internet Availability of Proxy Materials, Notice of Meeting, Proxy Statement and
2025 Annual Report to Stockholders are available free of charge at www.proxyvote.com.
By Order of the Board of Directors,
/s/ Christopher J. Masterson
Christopher J. Masterson
Chief Financial Officer, Treasurer and Secretary

GLOBAL NET LEASE, INC.

2026 Proxy Statement

Global Net Lease, Inc.
650 Fifth Avenue, 30th Floor
New York, New York 10019
PROXY STATEMENT
The accompanying proxy is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of Global Net Lease, Inc., a Maryland corporation (the “Company” or “GNL”), for use at the 2026 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting” or “2026 Annual Meeting”), which is scheduled to be held at 1:00 p.m. Eastern Time on May 21, 2026, and is provided together with this proxy statement (this “Proxy Statement”) and our Annual Report to Stockholders for the year ended December 31, 2025 (our “2025 Annual Report”). References in this Proxy Statement to “we,” “us,” “our,” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company.
The Notice of Internet Availability of Proxy Materials (the “Notice”), proxy statement and form of proxy are first being distributed to stockholders and made available to stockholders via the Internet on or about April 7, 2026. Stockholders should review the information contained in this Proxy Statement together with our 2025 Annual Report, which accompanies this Proxy Statement.
At the Annual Meeting, you will be asked to consider and vote upon (1) the election of eight persons to serve on our Board each to serve until the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) and until their respective successors are duly elected and qualify, (2) the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026, (3) a proposal to adopt a non-binding advisory resolution approving the executive compensation for our named executive officers as described herein (the “Say-on-Pay”) and (4) the transaction of such other matters as may properly come before the Annual Meeting. The Board of Directors has fixed the close of business on March 24, 2026 as the record date (the “Record Date”) for the Annual Meeting. Only record holders of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.
2026 Proxy Statement	1

PROXY SUMMARY

2026 Proxy Statement	2

Executive Compensation and Corporate Governance Highlights
On September 12, 2023, we consummated a series of transactions which resulted in our conversion from an externally-managed real estate investment trust (“REIT”) that did not have any employees (except for one person based in Europe who was employed to provide certain tax services) to an internally-managed REIT with a significantly expanded portfolio supported by an experienced management team that we directly employ (the “Internalization”), including our named executive officers set forth below (“NEOs”). Since our Internalization, we have embarked on a multi-year process to implement a competitive compensation program that is consistent with market practices and governance standards as follows:
2023 Compensation and Governance Enhancements
•	Completed our Internalization, representing a more stockholder-friendly management structure under which GNL recognized $85 million in cost synergies
•
Majority of equity granted in performance-based awards that require the achievement of both relative and absolute total stockholder return (“TSR”) hurdles to be earned at the end of a three-year performance period

•	Added 3 new independent directors, including a female director
2024 Compensation and Governance Enhancements
•	Established a formulaic bonus plan for 2024 tied primarily to pre-established financial and operational goals (80% for the CEO and 75% for the other NEOs)
•
Conducted a holistic compensation review that included a new executive compensation peer group based on objective selection criteria, engaged a new compensation consultant that specialized in the REIT industry and reviewed all elements of compensation in terms of both pay levels, pay mix and incentive compensation

•	Entered into a new employment agreement with our CEO on November 21, 2024 that we believe is consistent with market and governance standards
•
Adjusted timing of annual equity awards from October to first quarter of the following year so that the performance share unit (“PSU”) performance periods will be aligned with our fiscal year, which is consistent with almost all other REITs

•	Added 2 new independent directors, one of which replaced a retiring director
•	Established a finance committee of the Board of Directors
2025 Compensation and Governance Enhancements
•
Reduced our CEO’s base salary to $1.0 million in 2025 vs. $2.0 million in 2024, resulting in a 2025 CEO pay mix as follows: (i) 87% of target pay is variable compensation, and (ii) 68% of target pay is in the form of equity-based awards

•	Eliminated the minimum bonus for our CEO
•
Reduced the maximum PSU payout from 275% to 225% and added a debt metric consistent with our strategic plan that includes maintaining conservative leverage, a flexible balance sheet and strong liquidity profile

•	Eliminated the restrictions on stockholders’ ability to amend our bylaws
•	Added 1 new independent director, including a minority director
2026 Proxy Statement	3

Global Net Lease, Inc.
650 Fifth Avenue, 30th Floor
New York, New York 10019
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
We are providing you with this Proxy Statement, which contains information about the items to be considered and voted on at the Annual Meeting. To make this information easier to understand, we have presented some of the information in a question-and-answer format.
Q:	What is this document?
A:
This document is the Proxy Statement of the Company that is being made available to its stockholders on the Internet, or sent to stockholders upon request, in connection with our Annual Meeting to be held virtually on May 21, 2026 commencing at 1:00 p.m. Eastern Time.

A proxy card is also being furnished with this Proxy Statement if you requested printed copies of the proxy materials.
Q:	Why are we holding a virtual Annual Meeting?
A:
We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, stockholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to its stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders of record at the close of business on the Record Date for the Annual Meeting will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the complete proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The deadline for requesting a printed copy is May 7, 2026 at 5:00 p.m., Eastern Time. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Company encourages its stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

Q:	When is the Annual Meeting and where will it be held?
A:
The Annual Meeting is scheduled to be held on May 21, 2026, commencing at 1:00 p.m. Eastern Time. The Annual Meeting will be held in a virtual meeting format only and can be accessed online at www.virtualshareholdermeeting.com/GNL2026. There is no physical location for the Annual Meeting. To attend the Annual Meeting, you will need a control number which will be supplied to you via your Notice, proxy card or on the instructions that accompany your proxy materials. At the Annual Meeting you will be allowed to vote your shares within the online portal, as well as to submit questions through the online portal. The online portal will open 15 minutes before the beginning of the Annual Meeting. If you have any technical disruptions or connectivity issues during the Annual Meeting, please allow for some time for the meeting website to refresh automatically, or for the meeting operator to provide updates.

If your shares are held by a broker, bank or other nominee, you must follow the instructions provided by them to vote your shares. You may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy. Beneficial holders who want to attend and also vote in person at the Annual Meeting will need to obtain a legal proxy, in PDF or Image (gif, jpg, or png) file format, from the organization that holds their shares giving the right to vote their shares in person at the Annual Meeting and by presenting it with their online ballot during the meeting.
2026 Proxy Statement	4

For stockholders whose shares are held through a broker, bank or other nominee as of the Record Date, if your voting instruction form or other communication containing your control number indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that voting instruction form or other communication. Otherwise, stockholders who hold their shares in “street name” should contact their broker, bank, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. All votes must be received before the polls close during the Annual Meeting.
Q:	What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
A:
Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

Q:	Why am I receiving these materials?
A:
You are receiving this document because you were one of our stockholders as of the close of business on the Record Date. We are soliciting your proxy (i.e., your authorization) to vote your shares of Common Stock upon certain matters at the Annual Meeting, as described in this Proxy Statement. We began mailing the Notice on or about April 7, 2026.

Q:	What information is available on the Internet?
A:	A copy of this Proxy Statement and our 2025 Annual Report is available for download free of charge at www.proxyvote.com.
Our Company website address is www.globalnetlease.com. We use our website as a channel of distribution for important Company information. Important information, including press releases, investor presentations and financial information regarding our Company is routinely posted on and accessible on the Investors subpage of our website, which is accessible by clicking on the tab labeled “Investors” section on our website home page. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investors subpage of our website.
In addition, we make available on the Investors subpage of our website (under the link “SEC Filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, our Code of Business Conduct and Ethics and the charters for the audit, compensation, nominating and corporate governance and finance committees of our Board of Directors are also available on the Investors subpage of our website (under the link “Governance Documents”).
Information contained on, or accessible through, our website is not incorporated by reference into, and does not form a part of, this Proxy Statement.
Q:	Who is soliciting my proxy?
A:
This solicitation of proxies is made by and on behalf of our Board of Directors. Under applicable regulations of the SEC, each of our directors and director nominees, and certain of our officers, are “participants” in this proxy solicitation on behalf of the Board. For more information about our directors and executive officers, please see “Board of Directors, Executive Officers and Corporate Governance” beginning on page 10 of this Proxy Statement. Other than the persons described in this Proxy Statement, none of the Company’s employees will solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

Q:	What is a proxy?
A:
A proxy is a person who votes the shares of stock of another person. The term “proxy” also refers to the proxy card or other method of appointing a proxy. By submitting your proxy to us, you are appointing Jesse C. Galloway and Christopher J. Masterson, each of whom are executive officers of the Company, as your proxies, and you are giving them permission to vote your shares of Common Stock at the Annual Meeting.

2026 Proxy Statement	5

Q:	What am I being asked to vote on at the Annual Meeting?
A:	At the Annual Meeting, you will be asked to consider and vote upon the following proposals:
•	the election of eight persons as directors to serve on our Board until the 2027 Annual Meeting and until their respective successors are duly elected and qualify;
•	the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
•	the Say-on-Pay proposal.
The Board recommends that you vote “FOR” each of the nominees for election to the Board and “FOR” each of the other proposals.
Q:	Who is entitled to vote?
A:
Anyone who is a holder of record of Common Stock as of the close of business on the Record Date, or who holds a valid proxy for the Annual Meeting, is entitled to vote. Each share of Common Stock held as of the close of business on the Record Date entitles the holder to one vote on each of the proposals.

We had 212,771,416 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting as of the close of business on the Record Date.
Q:	What constitutes a “quorum”?
A:
If holders of a majority of shares of our outstanding Common Stock as of the close of business on the Record Date are present at the Annual Meeting, either in person or by proxy, we will have a quorum present, permitting us to conduct business. Abstentions and broker non-votes will count as present for purposes of determining whether a quorum is present.

If less than a majority of the outstanding shares of Common Stock is represented at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken, provided such date is not more than 120 days after the original record date.
Q:	What is a “broker non-vote”?
A:
A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power for that matter and has not received voting instructions from the beneficial owner. Brokers or other nominees are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of other matters which the New York Stock Exchange (“NYSE”) rules determine to be “non-routine,” without specific instructions from the beneficial owner. A broker or other nominee is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, which include the proposal to ratify PwC as our independent public accounting firm for the year ending December 31, 2026. On the other hand, absent instructions from the beneficial owner of such shares, a broker or other nominee is not entitled to vote shares held for a beneficial owner on “non-routine” matters, which include Proposals 1 and 3 described in this Proxy Statement. If any other routine matters are properly brought before the Annual Meeting in addition to Proposal 2, then brokers or other nominees holding shares in street name may vote those shares in their discretion for any such routine matters. We strongly encourage you to use the proxy card or voting instruction form to authorize a proxy to vote your shares or provide voting instructions to your broker so that your vote will contribute toward establishing a quorum and permit the conduct of business at the Annual Meeting.

Q:	How do I vote?
A:
Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered a stockholder of record with respect to those shares. If you are a record holder, the Notice is being sent to you directly by Broadridge. Please carefully consider the information contained in this Proxy Statement. Whether or not you plan to attend the Annual Meeting, please vote by (i) accessing the Internet website specified on the Notice, (ii) calling the toll-free number specified on your proxy card, if you requested printed copies of the proxy materials or (iii) marking, signing and returning your proxy card promptly, if you requested printed copies of the proxy materials, so that we can be assured of having a quorum

2026 Proxy Statement	6

present at the Annual Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Annual Meeting. If you are a stockholder of record, the method you use to authorize a proxy will not limit your right to vote at the Annual Meeting if you decide to attend. Please follow the directions on your proxy card carefully.
Street Name Stockholders. If you are the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank or other nominee) as of the close of business on the Record Date, you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit a proxy to have your shares voted. In most cases, you will be able to submit a proxy to vote your shares by mail or via the Internet, or possibly by telephone depending on the broker’s procedures. As discussed herein, your broker, bank or other nominee may not be able to vote your shares on certain matters including the election of directors unless you provide instructions on how to vote your shares. You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee.
At the Meeting. You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/GNL2026. If you have already voted previously by telephone or Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.
Q:	What if I submit my proxy and then change my mind?
A:
Registered Stockholders. If you are a registered stockholder as of the close of business on the Record Date, you have the right to change your vote or revoke your proxy at any time before the Annual Meeting by:

•	notifying our Secretary, in writing, at Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Secretary;
•	attending the Annual Meeting and voting in person;
•	returning another proxy card dated after your first or prior proxy card; or
•	authorizing a new proxy via telephone or the Internet to vote your shares.
Attending the Annual Meeting will not, by itself, revoke your proxy; you must cast a vote at the Annual Meeting following the instructions you receive upon registering. Only the most recent proxy or vote we receive before or during the Annual Meeting will be counted and all others will be discarded regardless of the method of voting.
Street Name Stockholders. If you are the beneficial owner of your shares but not a registered stockholder as of the close of business on the Record Date, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.
Q:	Will my vote make a difference?
A:
Yes. Shares of our Common Stock are widely-held. YOUR VOTE IS VERY IMPORTANT. Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:	What are the voting requirements for the proposals?
A: •
Proposal No. 1 — Election of Directors. The election of each nominee for director requires the affirmative vote of a plurality of all of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present. There is no cumulative voting in the election of our directors. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of this proposal, withhold votes and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, but will be considered present for the purpose of determining the presence of a quorum.

•
Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal requires the affirmative vote of a majority of all of the votes cast on the proposal at the Annual Meeting, assuming a quorum is present. For purposes of this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

2026 Proxy Statement	7

•
Proposal No. 3 — Non-Binding Resolution Approving the Executive Compensation for Our Named Executive Officers. This proposal requires the affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting, assuming a quorum is present. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for purposes of determining the presence of a quorum. Because the Say-on-Pay proposal is an advisory vote, the vote on this proposal is not binding on the Board, the compensation committee or the Company.

Q:	Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?
A:	Under applicable Maryland law, none of the holders of Common Stock are entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting.
Q:	How will proxies be voted?
A:
Shares of Common Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the accompanying proxy card is signed and returned without any directions, the shares will be voted (1) “FOR” the election of the persons nominated by the Board to serve as directors until our 2027 Annual Meeting and until their successors are duly elected and qualify, (2) “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2026 and (3) “FOR” the Say-on-Pay proposal.

The Board does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. If other matters requiring the vote of our stockholders properly come before the Annual Meeting, the persons named in the proxy card intend to vote the proxies held by them in their discretion.
Q:	Will my shares be voted if I do nothing?
A:
If you are a registered stockholder as of the close of business on the Record Date and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. If you are the beneficial owner of shares and hold your shares through a broker as of the close of business on the Record Date, your broker will be able to vote on Proposal 2, but may not vote your shares with respect to the other proposals to be voted on at the Annual Meeting unless you provide the broker with voting instructions.

Q:	When are the stockholder proposals for the next annual meeting of stockholders due?
A:
Stockholders interested in nominating a person as a director or presenting any other business for consideration at our 2027 Annual Meeting may do so by following the procedures prescribed in our current Bylaws or, in the case of proposals submitted in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by following the procedures specified by that rule. For additional information, including deadlines applicable to the 2027 Annual Meeting, see “Stockholder Proposals for the 2027 Annual Meeting” beginning on page 59 of this Proxy Statement.

Q:	Who pays the cost of this proxy solicitation?
A:
The Company is making this solicitation. We pay the cost of soliciting your proxy, and we reimburse brokerage firms and others for forwarding proxy materials to you. Our directors, officers and employees may participate in the solicitation of proxies without additional consideration. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:	Who tabulates the votes?
A:
Prior to the Annual Meeting, we will select an inspector of election for the meeting. Such inspector will determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes to determine the results thereof.

2026 Proxy Statement	8

Q:	Where can I find more information or receive more than one set of proxy materials from the Company?
A:
You may access, read and print copies of the proxy materials for this year’s Annual Meeting, including this Proxy Statement, the Notice, the Notice of Annual Meeting of Stockholders, form of proxy card, and our 2025 Annual Report, at the following website: http://www.materials.proxyvote.com.

If you receive more than one set of proxy materials from the Company, some of your shares of Common Stock may be registered differently or held in a different account. You should vote the shares in each of your accounts by one of the methods described herein. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all your shares are voted.
On the other hand, you may receive only one set of proxy materials to your household even if two or more stockholders reside in the household. Under rules adopted by the SEC, we are permitted to, among other things, send a single set of any proxy statement, annual report, notice or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us by reducing the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to have a separate stockholder identification number and receive a separate proxy card or voting instruction card.
We will promptly deliver, upon written or oral request, a separate copy of our 2025 Annual Report and this Proxy Statement to a stockholder at a shared address to which a single copy was previously delivered. If you have any questions about this Proxy Statement or the Annual Meeting or if you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, please call our Investor Relations department at (332) 265-2020 or mail us a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Investor Relations. Our email address is investorrelations@globalnetlease.com. Our website is www.globalnetlease.com
Q:	Where can I find voting results of the Annual Meeting?
A:
We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting (a copy of which will be available on the “Investors” subpage of our website. www.globalnetlease.com, under the link “SEC filings”). If our final voting results are not available within four business days after the Annual Meeting, then we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Q:	May I propose actions for consideration at the next Annual Meeting of Stockholders or nominate individuals to serve as directors?
A:
You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “Stockholder Proposals for the 2027 Annual Meeting”, as set forth elsewhere in this Proxy Statement, for more details.

Q:	Whom should I contact with questions about the Meeting?
A:
If you have any questions about this Proxy Statement or the Annual Meeting, please call our Investor Relations department at (332) 265-2020, email us at investorrelations@globalnetlease.com, or mail us a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Investor Relations.

2026 Proxy Statement	9

BOARD OF DIRECTORS, EXECUTIVE OFFICERS
AND CORPORATE GOVERNANCE
Our Board of Directors is currently comprised of ten directors, eight of which have been nominated for election at the Annual Meeting and, if elected, will serve until the 2027 Annual Meeting and until their respective successors are duly elected and qualify. Our Bylaws stipulate that the number of directors may not be less than one, which is the minimum number required by the Maryland General Corporation Law (the “MGCL”), or more than 15. The number of directors on our Board is currently fixed at ten persons. Nine directorships are filled by persons who are “independent directors.” If all of the directors nominated for election at the Annual Meeting are elected, then immediately following the Annual Meeting, the Board will consist of eight persons, seven directorships of which will be filled by persons who are “independent directors.”
Under our Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”), as amended from time to time, an “independent director” means an individual who meets the qualifications of an independent director set forth in the rules of the NYSE and applicable regulations promulgated by the SEC. Any director of the Company may resign at any time by delivering his or her resignation to the Board, the chairman of the Board or the secretary. Any resignation will take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation will not be necessary to make it effective unless otherwise stated in the resignation.
Board of Directors and Executive Officers
The table set forth below lists the names, ages and certain other information about each current member of the Board of Directors. Each director’s term expires at the 2027 Annual Meeting. We have also included information regarding each of our executive officers:

Directors / Nominees	Age	Position	Director Since
Robert I. Kauffman	62	Independent Director, Non-Executive Chair, Finance Committee Chair	2024
Edward M. Weil, Jr.	59	Director, Chief Executive Officer & President	2017
Dr. M. Therese Antone	86	Independent Director, Compensation Committee Chair	2020
Lisa D. Kabnick	70	Independent Director	2023
Leslie D. Michelson	75	Independent Director, Nominating and Corporate Governance Committee Chair	2023
Michael J.U. Monahan	68	Independent Director	2024
Stanley R. Perla	82	Independent Director, Audit Committee Chair	2023
Leon C. Richardson	64	Independent Director	2025
Current Directors Not Standing For Re-Election
P. Sue Perrotty	72	Independent Director	2015
Edward G. Rendell	82	Independent Director	2012
Executive Officers (not listed above)
Jesse C. Galloway	52	Executive Vice President, General Counsel	N/A
Christopher J. Masterson	43	Chief Financial Officer, Treasurer and Secretary	N/A
Ori Kravel	37	Chief Operating Officer	N/A

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Nominees for Directors
Edward M. Weil, Jr.
Edward M. Weil, Jr. has served as a director of the Company since January 2017. Mr. Weil previously served as an executive officer of the Company, Global Net Lease Advisors, LLC (the “GNL Advisor”) and Global Net Lease Properties, LLC (the “GNL Property Manager”) from their respective formations in July 2011, July 2011 and January 2012, until October 2014. Mr. Weil also previously served as a director of the Company from May 2012 until September 2014. Mr. Weil also served as chief executive officer of AR Global Investments, LLC (“AR Global”) from January 2016 to September 2023 and owns a non-controlling passive interest in Bellevue Capital Partners LLC (“Bellevue”). He also served as chairman of the board of directors of The Necessity Retail REIT, Inc. (“RTL”) and as chief executive officer and president of RTL and Necessity Retail Advisors, LLC (the “RTL Advisor”) and Necessity Retail Properties, LLC (the “RTL Property Manager”) from November 2015 until the Internalization; as executive chairman of NYSE-listed American Strategic Investment Co. (formerly known as New York City REIT, Inc.) (“NYC”) from November 2015 until September 2023; as chief executive officer, president and secretary of NYC and its advisor and property manager since March 2017; as a director of National Healthcare Properties, Inc. (“NHP”), a real estate investment trust focused on healthcare real estate, since October 2016; and as chief executive officer of NHP and its advisor and property manager from August 2018 until September 2023.
Mr. Weil previously served in leadership positions at multiple REITs and other entities advised by affiliates of AR Global, including: as chairman, chief executive officer, president of American Realty Capital Healthcare Trust III, Inc. (“HT III”) until its liquidation and dissolution in March 2019; as executive chairman of American Realty Capital Global Trust II, Inc. (“Global II”) until its merger with GNL in December 2016; as a director of Franklin BSP Lending Corp. (formerly Business Development Corporation of America) (“FBLC”) until November 2016, when FBLC’s external advisor was acquired by Benefit Street Partners, L.L.C. (“RCA”); as chief executive officer, president and chairman of American Realty Capital — Retail Centers of America, Inc. until its merger with RTL in February 2017; as a trustee of American Real Estate Income Fund until its liquidation in August 2016; as a trustee of Realty Capital Income Funds Trust until its dissolution in January 2017; and as an executive officer and director of American Realty Capital Daily Net Asset Value Trust, Inc. during multiple periods until its dissolution and liquidation in April 2016. Mr. Weil also served as chairman of Realty Capital Securities, LLC (“RCS”) from September 2013 until November 2015 and was the interim chief executive officer of RCS from May 2014 until September 2014 and the chief executive officer of RCS from December 2010 until September 2013. Mr. Weil served as a director of RCS Capital Corporation (“RCAP”), the parent company of RCS, from February 2013 until December 2015 and served as an executive officer of RCAP from February 2013 until November 2015, including as chief executive officer from September 2014 until November 2015. RCAP filed for Chapter 11 bankruptcy in January 2016.
Mr. Weil was formerly the senior vice president of sales and leasing for American Financial Realty Trust from, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Mr. Weil also previously served on the board of directors of the Real Estate Investment Securities Association (now known as ADISA) from 2012 to 2014, including as its president in 2013. Mr. Weil attended George Washington University.
Our Board of Directors believes that Mr. Weil’s experience as a director or executive officer of the companies described above and his significant experience in real estate makes him well qualified to serve as a member of our Board of Directors.
Dr. M. Therese Antone
Dr. M. Therese Antone has served as an independent director of the Company since March 2020 and has served as chairperson of the compensation committee since February 2024. She serves as a member of the board of trustees of Davis Educational Foundation, a member of the board of Holy Spirit University in Kaslik, Lebanon, a member of the board and treasurer of Newport Restoration Foundation, and a member of the board of trustees of Newport Hospital Foundation.
Dr. Antone previously served as a member of the board and compensation committee of Mercy Investment Services from January 2011 to December 2022, and as a commissioner of the Rhode Island Ethics Commission from January 2015 to December 2022. From March 2021 until its dissolution in December 2022, she also served as an independent director and a member of the audit committee of G&P Acquisition Corp., a special purpose acquisition company sponsored by affiliates of the GNL Advisor with units listed on the NYSE. She has also previously served on the boards of many institutions and organizations, primarily in the education sector but also in the financial services sector. Dr. Antone has served as Chancellor at Salve Regina University since 2009, and her career at Salve Regina included tenure as a professor of mathematics and management, executive vice president for corporate affairs and
2026 Proxy Statement	11

advancement and president. Dr. Antone holds a Doctor of Education from Harvard University with emphasis in administration, planning and social policy. She holds a Master of Arts in mathematics from Villanova University and completed the international senior executive program at MIT’s Sloan School of Management.
Our Board of Directors believes that Dr. Antone’s experience as a director of the institutions and organizations described above, as well as her prior business experience makes her well-qualified to serve as a member of our Board of Directors.
Lisa D. Kabnick
Lisa D. Kabnick has served as an independent director of the Company since September 2023. Ms. Kabnick was the lead independent director of RTL serving on its board from August 2015 until the RTL merger in September 2023. Ms. Kabnick is a Retired Partner and was a senior advisor for Troutman Pepper Locke LLP (formerly known as Troutman Pepper LP and Pepper Hamilton, LLP) from September 2017 through December 31, 2023, as a senior advisor at Reed Smith LLP from January 2015 until September 2017 and a partner at Reed Smith from January 2003 until December 2014. Prior to joining Reed Smith, Ms. Kabnick was a practicing attorney with Pepper Hamilton, LLP, where she became a partner in 1988. During her tenure in both firms, Ms. Kabnick held various leadership positions. Since April 2015, Ms. Kabnick has been a member of the board of directors of The Philadelphia Inquirer, PBC, the publisher of the Philadelphia Inquirer and Daily News, where she has been chair of the board since June 2024 and vice-chair and chair of the audit/finance committee since April 2016. From April 2016 until January 2020, Ms. Kabnick served as a member of the board of directors of CFG Community Bank and a member of its risk management and compensation committees. From August 2013 until October 2015, Ms. Kabnick served as a member of the board of directors of Vertisense, Inc. (formerly known as Alcohoot, Inc.). From 2006 through 2013, Ms. Kabnick was a member of the board of directors of the Kimmel Center, the performing arts center in Philadelphia, Pennsylvania. From April 2001 through December 2024, Ms. Kabnick was a member of the board of directors of the Ongava Game Reserve, a 125 square mile game reserve in Namibia. Ms. Kabnick has also served on a number of community and non-profit boards, including as a Northeast Trustee for the Boys and Girls Clubs of America, United Way of Greater Philadelphia and Southern New Jersey Council, Pennsylvania Ballet, and on the Trustee’s Council of Penn Women for the University of Pennsylvania. Ms. Kabnick has been the recipient of numerous awards and honors relating to her professional career, including being recognized in Chambers USA, Best Lawyers in America, and Pennsylvania Super Lawyers, and has been honored by Real Philly magazine in 2005 as Trailblazer Honoree and Woman of Distinction. Ms. Kabnick graduated magna cum laude from the University of Pennsylvania with a Bachelors of Arts in Economics and graduated magna cum laude from the University of Pittsburgh School of Law.
Our Board of Directors believes that Ms. Kabnick’s experience as an attorney and a director on multiple profit- and non-profit boards makes her well qualified to serve as a member of our Board of Directors.
Robert I. Kauffman
Robert I. Kauffman has served as non-executive chair of the Company since May 2025, an independent director of the Company since March 2024 and as chair of the finance committee since August 2024. Mr. Kauffman is currently a private investor and entrepreneur active in the financial, real estate, automotive and technology-oriented sectors. Mr. Kauffman is the owner of RK Motors, a restorer and reseller of classic cars. Currently, Mr. Kauffman serves as an independent board member of Hagerty Inc. (NYSE: HGTY), a leading insurer of collector cars, a position he has held since December 2021. Mr. Kauffman is also an advisory board member of McLaren Racing Ltd., a United Kingdom based Formula 1 racing team, as an investor and advisory board member of Off The Chain Capital, a cryptocurrency focused hedge fund, and is Chairman of the Race Team Alliance, an association of NASCAR Cup Series Racing teams. Mr. Kauffman was a co-founder of Fortress Investment Group LLC (“Fortress”) where he was a principal and member of the board of directors from its founding in 1998 until 2012. During his tenure at Fortress, Mr. Kauffman served as a member of Fortress’s management committee and was responsible for the management of Fortress’s European private equity investment operations. While at Fortress, he was primarily focused on distressed debt restructurings, real estate and other asset based financial services businesses. Prior to co-founding Fortress, Mr. Kauffman was a Managing Director at UBS from 1997 to 1998, a Principal at BlackRock Financial Management Inc. from 1993 to 1997, and at Lehman Brothers from 1986 to 1993, where he primarily focused on the mortgage and securitization markets in the United States and Europe. Over the course of his career, Mr. Kauffman has been involved in a wide variety of investment activities, including private fund raising, IPOs, primary and secondary public share offerings in multiple jurisdictions, take private transactions, as well as billions of dollars of bank and capital market debt financings and securitizations. Mr. Kauffman earned a Bachelor’s degree in Business Administration from Northeastern University.
2026 Proxy Statement	12

Our Board of Directors believes that Mr. Kauffman’s extensive background in capital markets and unique experience in co-founding a multi-billion dollar global investment manager makes him well qualified to serve as a member of our Board of Directors.
Michael J.U. Monahan
Michael J.U. Monahan has served as an independent director of the Company since February 2024. Mr. Monahan is currently a CBRE Group, Inc. (“CBRE”) Vice Chair in the New York office, where he has worked since January 1999. Prior to joining CBRE, Mr. Monahan was a Senior Director at Jones Lang Wootton, and a Vice President at Cushman & Wakefield from 1982 through 1990. Mr. Monahan’s areas of expertise at CBRE are in formulating corporate real estate strategy, leading corporate acquisition and disposition project, and agency representation. Mr. Monahan is a member of the Real Estate Board of New York, and a former Board member of the non-profit National Executive Service Corporation. Mr. Monahan holds a Bachelor of Arts from Marietta College, and is a graduate of the New York University Real Estate Institute.
Our Board of Directors believes that Mr. Monahan’s experience in the real estate industry makes him well qualified to serve as a member of our Board of Directors.
Stanley R. Perla
Stanley R. Perla has served as an independent director of the Company since September 2023 and our audit committee chair since that time. Mr. Perla served as a director of RTL until we acquired the entity in September 2023. Mr. Perla has served as an independent director of GTJ REIT, Inc. since January 2013 and currently chairs the audit committee. Mr. Perla previously served as an independent director of Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.) from January 2014 to June 2021, as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc. from January 2004 until its liquidation in 2017, as a trustee of AREIF from May 2012 until its liquidation in August 2016 and as an independent director of Global II from August 2014 until December 2016. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP (“Ernst & Young”) for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. From July 2003 to May 2008, he was the director of Internal Audit for Vornado Realty Trust and from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to the same firm from June 2011 to March 2012. From May 2012 until December 2015, Mr. Perla provided consulting services to Friedman LLP, a public accounting firm. His area of expertise for the past 40 years has been real estate and he was also responsible for auditing public and private companies. He is an active member of the National Association of Real Estate Investment Trusts (“NAREIT”) and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. Mr. Perla earned a Master of Business Administration in Taxation and a Bachelor of Business Administration in Accounting from Baruch College.
Our Board of Directors believes that Mr. Perla’s experience as a director of multiple companies, as well as his other business experience makes him well qualified to serve as a member of our Board of Directors.
Leslie D. Michelson
Leslie D. Michelson has served as an independent director of the Company since September 2023 and has served as chair of our nominating and corporate governance committee since October 2023. Mr. Michelson served as a director of RTL beginning in 2017 until the RTL merger in September 2023. Mr. Michelson also served as an independent director of RCA between December 2015 and February 2017 and as an independent director of Franklin BSP Real Estate Debt BDC from April 2024 to October 2025.
In addition, Mr. Michelson has served as an independent director of BSP Franklin Lending Corporation since January 2011, including as lead independent director from February 2016 until its merger with BSP Capital Corporation in January 2024. Mr. Michelson has also served as an independent director of BSP Franklin Capital Corporation including as lead independent director since March 2020, and Franklin BSP Private Credit Fund, including as lead independent director since October 2022. Mr. Michelson has served as an independent director of NHP since December 2015 including as Non-Executive Chair since October 2016.
Mr. Michelson previously served as an independent director of BDCA II from August 2014 until its liquidation and dissolution in September 2016 and an independent trustee RCIFT, a family of mutual funds advised by an affiliate of AR Global from April 2013 until its dissolution in January 2017.
2026 Proxy Statement	13

From April 2007 until February 2020, Mr. Michelson served as the chairman and chief executive officer of Private Health Management, Inc., a company which assists corporate employees and their dependents, families and individuals obtain the best healthcare. Since March 2020 Mr. Michelson has served as chairman and as a director of Private Health Management, Inc. Mr. Michelson has served as a member of the Board of Advisors for the UCLA Fielding School of Public Health since October 2013. He also served as a director of Druggability Technology Holdings, Ltd., a proprietary pharmaceutical product business dedicated to the development and commercialization of high-value pharmaceutical products, from April 2013 until September 2018. Mr. Michelson has served as founder and chief executive officer of Michelson on Medicine, LLC since January 2011. Earlier in his career, Mr. Michelson served as a founder, investor, director and executive officer of multiple public and private companies, including foundations, in the healthcare, technology, finance and real estate industries. Mr. Michelson received his Bachelor of Arts from The Johns Hopkins University in 1973 and a Juris Doctor from Yale Law School in 1976.
Our Board of Directors believes that Mr. Michelson’s experience as a director and executive officer of multiple companies make him well qualified to serve as a member of our Board of Directors.
Leon C. Richardson
Mr. Richardson has served as an independent director of the Company since March 2025. He is the Founder, President, and Chief Executive Officer of The Chemico Group, the largest minority-owned, veteran-owned chemical management and distribution company in the United States. The Chemico Group is a Tier 1 supplier to automotive original equipment manufacturers (OEMs) and has also established a strong presence in the aerospace, biopharmaceutical, electronics, and government sectors. A passionate champion for Minority Business Enterprise (MBE) development, Mr. Richardson has served as a board member of the National Minority Supplier Development Council (NMSDC) for over 15 years. For six of those years, he chaired the Minority Business Input Committee, which oversees growth and expansion initiatives for approximately 1,200 minority-owned businesses.
Mr. Richardson also serves on the Stellantis Advisory Council and the GM Supplier Inclusion Board and has co-chaired the GM Supplier Council. In recognition of his efforts, he has received numerous accolades, including: Michigan Minority Hall of Fame Legend (2023); GM African Ancestry Network’s Lifetime Achievement Award (2022); Automotive News Notable Champion of Diversity (2021); MMSDC MBE Luminary of the Year (2024, 2020); MMSDC President’s Award (2016); MMSDC Diamond Award (four-time recipient); Congressional Black Caucus Distinguished Corporate Citizens Award (2015); NAACP Volunteer Award (2014); Rainbow PUSH Living Legend Award (2014); and Results Mentoring Industry Award (2016). Committed to community investment, Mr. Richardson has served as a board member for Michigan Strategic Fund since May 2023 and Grow Michigan since January 2025. Mr. Richardson was also appointed in April 2023 by Michigan Governor Gretchen Whitmer as a member of the Michigan Strategic Fund Board of Directors serving a three year term. He also previously served as chairman of the National Association of Black Suppliers, was a former board member of the Rainbow PUSH Coalition, Supplier Partnerships for the Environment, and the Chemical Management Suppliers Forum. A United States Marine Corps veteran, he pursued a Business Management degree at the Detroit College of Business and completed executive management programs at the Tuck School of Business at Dartmouth College and the Ross School of Business at the University of Michigan.
Our Board of Directors believes that Mr. Richardson’s experience as an executive officer and director, as well as his other business experience, makes him well qualified to serve as a member of our Board of Directors.
Other Current Directors
Edward G. Rendell
Governor Edward G. Rendell has served as an independent director of the Company since March 2012. Governor Rendell served as a director of RTL from February 2017 until the RTL merger in September 2023. Governor Rendell has served as an independent director of NHP since December 2015 and of FBLC since January 2011. Governor Rendell previously served as an independent director of RCA from October 2012 until RCA’s merger with RTL in February 2017, and as an independent director of Business Development Corporation of America II (“BDCA II”) from August 2014 until its liquidation and dissolution in September 2016.
Governor Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011 and as the Mayor of Philadelphia from January 1992 through January 2000. Governor Rendell was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Governor Rendell has also worked as an attorney in private practice. An Army veteran, Governor Rendell holds a Bachelor of Arts from the University of Pennsylvania and a Juris Doctor from Villanova Law School.
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Our Board of Directors believes that Governor Rendell’s experience as a director of multiple companies, as well as his experience as the chief executive of Pennsylvania and Philadelphia, makes him well qualified to serve as a member of our Board of Directors.
P. Sue Perrotty
P. Sue Perrotty has served as an independent director of the Company since March 2015 and previously served as non-executive chair of the Company from March 2015 to May 2025, as chairperson of the audit committee from July 2017 to March 2020 and as chairperson of the nominating and corporate governance committee from March 2015 to October 2023. Ms. Perrotty has served as a member of the board of Tower Health, a multi hospital regional, integrated healthcare provider since July 2019, as its interim president and chief executive officer from February 2021 to August 2021, and as its president and chief executive officer since September 2021, retiring in February, 2025.
Ms. Perrotty served on the board of NYRT from September 2014 until November 2018, including as chair of the audit committee from December 2014 to June 2017. NYRT converted into New York REIT Liquidating LLC in November 2018. Ms. Perrotty then served as an independent member of the board of managers of New York REIT Liquidating LLC until July 2020. Previously, she has served as an independent director of HT III from August 2014, including as its audit committee chair from December 2014, until HT III’s liquidation and dissolution in March 2019 and as an independent director of Axar Acquisition Corp. (formerly known as AR Capital Acquisition Corp.) from October 2014 until its liquidation and dissolution in October 2017. Ms. Perrotty has served as president and chief executive officer of BAC Services in Brick, New Jersey since April 2011. Ms. Perrotty had a 28 year career in banking prior to retiring as Executive Vice President and head of Global Operations for First Union Corp in 2002. Ms. Perrotty served in the cabinet of Governor Edward G. Rendell as chief of staff to First Lady, Judge Marjorie Rendell from November 2002 through August 2008. Ms. Perrotty currently serves on several not-for-profit boards including the Board of Trustees of Albright College, as an emeritus trustee and as chair of the Olivet Boys and Girls Club, and previously served as chair of the Berks County Community Foundation and on the executive committee for the Girls Scouts of Eastern PA Board and the United Way. Ms. Perrotty is a graduate of Albright College with a Bachelor of Science degree in Economics and was also awarded an Honorary Doctor of Laws degree from Albright College in 2010.
Our Board of Directors believes that Ms. Perrotty’s experience as a director and executive officer of multiple companies, as well as her other business experience, makes her well qualified to serve as a member of our Board of Directors.
Executive Officers
Edward M. Weil, Jr.
See “Nominees for Directors — Edward M. Weil, Jr.” for Mr. Weil’s biographical information.
Jesse C. Galloway
Jesse C. Galloway has served as executive vice president and general counsel of the Company since September 2023. Mr. Galloway previously served as general counsel and executive vice president of AR Global from September 2008 to January 2018. Mr. Galloway has also previously served as counsel for multiple other entities, including as an independent legal consultant working in the New York City area for national real estate and financial companies from January 2018 to September 2023, an associate in the real estate finance practice group at Cadwalader Wickersham & Taft LLP in New York from 2004 to 2008, and an associate in the commercial real estate development and finance practice group at Harris Beach LLP in New York from 1998 to 2004. Mr. Galloway holds a Bachelor of Arts from John Carroll University and a Juris Doctor from University of Richmond School of Law.
Christopher J. Masterson
Christopher J. Masterson has served as chief financial officer, treasurer and secretary of the Company since November 2017. Mr. Masterson held the same position with the GNL Advisor and the GNL Property Manager prior to the Internalization. Mr. Masterson served as the chief financial officer and treasurer of NYC and its advisor and property manager from September 2019 to September 2023. Mr. Masterson joined AR Global in February 2013 and served in various roles during his tenure, including as chief accounting officer for the Company, RTL and RCA and as chief financial officer of BDCA Adviser II, LLC, the advisor to BDCA II. From October 2006 to February 2013, Mr. Masterson worked at Goldman Sachs & Co., where he most recently served as a vice president in the Merchant
2026 Proxy Statement	15

Banking Division Controllers team. From August 2004 until October 2006, Mr. Masterson worked as an auditor at KPMG LLP. Mr. Masterson is a certified public accountant in New York State, and he holds a Bachelor of Business Administration from the University of Notre Dame and a Masters of Business Administration from New York University.
Ori Kravel
Ori Kravel has served as chief operating officer since January 2025. In his prior role as senior vice president of corporate development of the Company, a position he held from September 2023 to January 2025, Mr. Kravel oversaw key areas of the Company’s overall business strategy and operations. His responsibilities have included overseeing debt and equity capital markets, mergers and acquisitions, executing strategic transactions, and driving operational efficiency. From 2011 to September 2023, Mr. Kravel served in numerous roles, including senior vice president, for the former GNL Advisor and the GNL Property Manager. Mr. Kravel graduated with a Bachelor’s Degree in Business Administration, Real Estate and Urban Economics from the Wisconsin School of Business at the University of Wisconsin-Madison.
Information About the Board of Directors and its Committees
The Board of Directors is responsible for overseeing the management and control of our business and operations. The Board of Directors held a total of 9 meetings during the year ended December 31, 2025. All directors attended all of the Board meetings and meetings of the Board committees on which such directors served while they were a member of the Board. All of the persons that were directors at the time of the 2025 Annual Meeting of Stockholders attended the meeting. We encourage all directors to attend our annual meetings of stockholders. The Board of Directors has standing audit, finance, compensation and nominating and corporate governance committees.
Leadership Structure of the Board of Directors
Mr. Kauffman serves as non-executive chair of the Board. Since March 2024, Mr. Weil has served as the chief executive officer and president and is also a member of the Board of Directors. As chief executive officer and president of the Company, Mr. Weil is responsible for overseeing and implementing our day-to-day operations and business strategy. The Board of Directors believes that its leadership structure is appropriate in light of the Company’s business and operating environment but may modify this structure in the future. The Board believes that having a majority of independent, experienced directors, provides the right leadership and corporate governance structure for the Company.
Oversight of Risk Management
The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of an annual long-term capital and finance plan, including the sources and uses of equity and debt, dividend policy and asset acquisition and divestiture, management’s annual plan, including quarterly key performance indicators and the performance against such measures, material amendments to such plans, material property acquisitions and incurrence and assumption of debt and its oversight of the Company’s executive officers. The finance committee assists the Board with monitoring and overseeing the Company’s real estate acquisition, disposition, financing, and capital allocation strategy, including preparation of the plans referenced in the immediately preceding sentence. The nominating and corporate governance committee reviews all matters relating to the independence of the members of the Board of Directors. The compensation committee oversees all compensation paid to our NEOs, our compensation plans, and any other compensation-related matters. The audit committee oversees our relationship with our independent registered public accounting firm, as well as management of accounting, financial, legal and regulatory risks. The audit committee reports to the full Board regarding its activities, including those related to cybersecurity. Our Board considers cybersecurity risks and other information technology risks as part of its risk oversight function. Our audit committee reviews policies with respect to major risk assessment and risk management and oversees management’s implementation of our cybersecurity risk management program, including reviewing risk assessments from management, overseeing our cybersecurity risk management processes, reviewing periodic reports from management on our cybersecurity risks and incidents. The audit committee is also responsible for reviewing and approving transactions with related parties and resolving other conflicts of interest.
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Compensation-Related Risk Assessment
The compensation committee has considered and determined that risks arising from the Company’s compensation policies and practices for its employees, including the NEOs, are not reasonably likely to have a material adverse effect on the Company.
Our compensation committee assesses and monitors whether any of our compensation policies and programs are reasonably likely to have a material adverse effect on our Company. The compensation committee and management do not believe that the Company presently maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by employees, including the NEOs. In reaching this conclusion, the compensation committee considered all components of our compensation program and assessed any associated risks. The compensation committee also considered the various strategies and measures employed by the Company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; and (iii) the oversight exercised by the compensation committee over the performance metrics and results under the Company’s 2025 Omnibus Incentive Compensation Plan (the “2025 Equity Plan”).
Hedging Policy
We prohibit our directors, executive officers and certain designated employees from engaging in hedging, short sales, trading in publicly traded put or call options or trading on margin involving our securities.
Stockholders’ Right to Amend the Bylaws
In April 2025, our Board adopted a governance enhancement empowering stockholders to amend our bylaws by the affirmative vote of a majority of all the votes entitled to be cast, with the exception of amendments related to indemnification of our directors and officers or the provisions governing amendments to the bylaws. Our Board continues to have the power to adopt new bylaws and to alter or repeal any provision of the bylaws, co-extensive with the right of the stockholders.
Audit Committee
Our audit committee is currently comprised of Messrs. Perla and Richardson and Ms. Perrotty, each of whom is “independent,” as described below, within the meaning of the applicable (1) requirements set forth in the Exchange Act and the applicable SEC rules and (2) listing standards of the NYSE. Mr. Perla is the chair of our audit committee. Our audit committee held 5 meetings during the year ended December 31, 2025. All members of the audit committee attended all of the meetings while they were members of the audit committee. The second amended and restated audit committee charter is available to any stockholder who sends a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019. The audit committee charter is also available on the Company’s website at www.globalnetlease.com by clicking on “Investors — Governance.” The information on our website is not intended to form a part of or be incorporated by reference in this Proxy Statement. The Board has determined that each of Mr. Perla, Ms. Perrotty and Mr. Richardson qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.
The audit committee, in performing its duties, monitors:
•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent registered public accounting firm and internal auditors, as applicable; and
•	the performance of our independent registered public accounting firm and internal auditors, as applicable.
In addition, the audit committee reviews, among other things, (1) all related person transactions for potential conflict of interest situations on an ongoing basis and (2) the Company’s cybersecurity and other information security risks, controls, and procedures, including those related to data privacy and network security.
The audit committee’s report on our financial statements for the year ended December 31, 2025 is discussed below under the heading “Audit Committee Report.”
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Compensation Committee
The compensation committee is comprised of Dr. Antone and Messrs. Monahan and Perla. Each member is “independent,” as described below, within the meaning of the applicable (1) requirements set forth in the Exchange Act and the applicable SEC rules and (2) listing standards of the NYSE. In addition, all of the members of our compensation committee are “non-employee directors” within the meaning of the rules of Section 16 of the Exchange Act. Our compensation committee held 3 meetings during the year ended December 31, 2025. All members of the compensation committee, at the time of each meeting, attended these meetings. The second amended and restated compensation committee charter is available to any stockholder who sends a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019. The compensation committee charter is also available on the Company’s website at www.globalnetlease.com by clicking on “Investors — Governance.” The information on our website is not intended to form a part of or be incorporated by reference in this Proxy Statement. The principal functions of the compensation committee are to:
•	approve and evaluate all compensation plans, policies and programs, if any, as they affect our executive officers;
•	review and oversee the Company’s annual process, if any, for evaluating the performance of our executive officers;
•	review and approve the compensation of our executive officers;
•
oversee our equity incentive plans, including, without limitation, the issuance of stock options, restricted shares of Common Stock, restricted stock units in respect of shares of Common Stock, dividend equivalent shares and other equity-based awards;

•	review and discuss with management our risk assessment and risk management processes relating to compensation policies and practices;
•	assist the Board of Directors and the chairman in overseeing the development of executive succession plans, if any;
•	determine from time to time the remuneration for our non-executive directors;
•
provide oversight of management’s decisions regarding the compensation of all members of senior management (other than the chief executive officer and other executive officers), including with respect to any incentive-compensation plan awards; and

•	review and make recommendations to the Board regarding a “clawback” policy for compensation based on financial results of the Company.
The compensation committee administers the 2025 Equity Plan and the awards granted thereunder. See “Compensation of Directors” and “Compensation Discussion and Analysis.”
The compensation committee is also responsible for approving and administering all grants of awards to our executive officers. In carrying out its responsibilities, our compensation committee may delegate any or all of its responsibilities to a subcommittee or any other person to the extent consistent with our charter, the compensation committee charter and any other applicable laws, rules and regulations, including the NYSE rules. See “Compensation Discussion and Analysis” for further information.
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Nominating and Corporate Governance Committee
The nominating and corporate governance committee is currently comprised of Messrs. Michelson, Rendell and Richardson, each of whom is “independent,” within the meaning of the applicable listing standards of the NYSE and the SEC rules. Mr. Michelson is the chair of the committee. Our nominating and corporate governance committee held 5 meetings during the year ended December 31, 2025. All members of the nominating and corporate governance committee attended the meeting held during the time he or she was a member. The fourth amended and restated nominating and corporate governance committee charter, second amended and restated Code of Business Conduct and Ethics (the “Code of Ethics”) and our amended and restated Corporate Governance Guidelines are available to any stockholder who sends a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019. The nominating and corporate governance committee charter, the Code of Ethics and Corporate Governance Guidelines are also available on the Company’s website at www.globalnetlease.com by clicking on “Investors — Governance.” The information on our website is not intended to form a part of or be incorporated by reference in this Proxy Statement. The nominating and corporate governance committee is responsible for the following:
•	providing counsel to the Board of Directors with respect to the organization, function and composition of the Board of Directors and its committees;
•	overseeing the self-evaluation of the Board of Directors and, if any, the Board’s evaluation of management;
•	periodically reviewing and, if appropriate, recommending to the Board of Directors changes to our corporate governance policies and procedures;
•	identifying and recommending to the Board of Directors potential director candidates for nomination;
•	identifying and recommending committee assignments; and
•	overseeing the Company’s environmental, social and governance strategy, initiatives, practices, performance and policies.
In evaluating directors for nomination to the Board and to serve as members of each committee of the Board, the nominating and corporate governance committee considers the applicable requirements under the Exchange Act, NYSE rules, the Company’s Corporate Governance Guidelines and the charter of the applicable committee and may consider such other factors or criteria as the nominating and corporate governance committee deems appropriate. For purposes of recommending any nominee, the nominating and corporate governance committee may consider all criteria that it deems appropriate, which may include, without limitation:
•	personal and professional integrity, ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly held company in today’s business environment;

•	experience in the Company’s industry and with relevant social policy concerns;
•	experience as a board member of another publicly held company;
•	expertise and experience in an area of the Company’s operations;
•	diversity of both background and experience;
•	the person’s ability to exercise practical and mature business judgment, including ability to make independent analytical inquiries;
•	the nature of and time involved in a director’s service on other boards or committees; and
•	with respect to any person already serving as a director, the director’s past attendance at meetings and participation in and contribution to the activities of the Board.
The nominating and corporate governance committee evaluates each individual nominee in the context of the Board as a whole, with the objective of assembling a group that can best advance the success of the business and exercise judgment using its diversity of experience. The Board of Directors believes that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences.
Except for the specific requirement set forth in the nominating and corporate governance committee charter that the committee shall review all stockholder nominations and proposals submitted to the Company in accordance with the
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procedures set forth in the Bylaws, the nominating and corporate governance committee has not adopted a specific policy regarding the consideration of director nominees recommended to our nominating and corporate governance committee by stockholders. The Board believes that the procedures set forth in our nominating and corporate governance committee charter and Bylaws are currently sufficient and that the establishment of a formal policy is not necessary. Stockholders who would like to propose an independent director candidate for the consideration of the Board of Directors may do so by following the procedures under the section entitled “Stockholder Proposals for the 2027 Annual Meeting — Stockholder Proposals and Nominations for Directors to Be Presented at Meetings.”
Finance Committee
The finance committee is comprised of Ms. Kabnick, and Messrs. Kauffman, Monahan and Weil. Each member of the finance committee, except for Mr. Weil, is “independent,” within the meaning of the applicable (1) requirements set forth in the Exchange Act and the applicable SEC rules and (2) listing standards of the NYSE. Mr. Kauffman is the chair of the finance committee. Our finance committee held 6 meetings during the year ended December 31, 2025. All members of the finance committee attended the meetings held during the time he or she was a member. The finance committee charter is available to any stockholder who sends a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019. The finance committee charter is also available on the Company’s website at www.globalnetlease.com by clicking on “Investors — Governance.” The information on our website is not intended to form a part of or be incorporated by reference in this Proxy Statement.
The principal functions of the finance committee include:
•	assisting the Board with monitoring and overseeing the Company’s real estate acquisition, disposition, financing, and capital allocation strategy; and
•
reviewing and discussing with management, management’s (i) long-term capital and finance plan, (ii) annual plan, (iii) forward-looking guidance for investors, and (iv) plans with respect to debt and equity offerings and share repurchases and changes in dividend policy.

Director Independence
As required by the NYSE rules and the Company’s Corporate Governance Guidelines, a majority of our directors must be “independent.” The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE, the Exchange Act and SEC rules. Based upon information provided by each director, the nominating and corporate governance committee and the Board of Directors have each affirmatively determined that each of Dr. Antone, Governor Rendell, Ms. Perrotty, and Ms. Kabnick as well as Messrs. Kauffman, Michelson, Monahan, Perla and Richardson, have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and is “independent” within the meaning of the applicable listing standards of the NYSE as well as the requirements set forth in the Exchange Act and applicable SEC rules.
Family Relationships
There are no familial relationships between any of our directors and executive officers.
Compensation Committee Interlocks and Insider Participation
From January 2025 through July 2025, our compensation committee was comprised of Dr. M. Therese Antone and Messrs. Rendell, Michelson, Monahan and Perla and from August 2025 through December 2025, our compensation committee was comprised of Dr. M. Therese Antone and Messrs. Monahan and Perla. No member of the compensation committee is, or ever has been, an officer or employee of the Company, and no member of the compensation committee had any relationships during 2025 requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.
Additionally, during 2025, none of our executive officers was a director of another entity where one of that entity’s executive officers served on the compensation committee of the Company, none of our executive officers served on the compensation committee or other committee serving an equivalent function (or in the absence of such committee, the entire Board) of any entity where one of that entity’s executive officers served on the compensation committee of the Company and none of our executive officers served on the compensation committee or other committee serving an equivalent function (or in the absence of such committee, the entire Board) of another entity where one of that entity’s executive officers served as a director on our Board.
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Accordingly, for the fiscal year ended December 31, 2025 there were no interlocks with other companies within the meaning of the SEC’s rules.
Communications with the Board of Directors
Any interested parties (including the Company’s stockholders) may communicate with the Board of Directors or with the independent directors as a group by sending written communications in care of Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Secretary, with a copy to the general counsel. The Secretary will deliver all appropriate communications to the Board of Directors or the independent directors as a group, as applicable, no later than the next regularly scheduled meeting of the Board. If the Board modifies this process, the revised process will be posted on the Company’s website, www.globalnetlease.com.
Insider Trading Policy
The Company has adopted an insider trading policy (the “Insider Trading Policy”) which governs the purchase, sale and/or any other dispositions of the Company’s securities by the Company and its directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. A copy of the Insider Trading Policy has been filed with the 2025 Annual Report, filed by the Company under the Exchange Act on February 25, 2026.
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COMPENSATION OF DIRECTORS
Year Ended December 31, 2025
During the year ended December 31, 2025, we paid our independent directors a yearly cash retainer of $75,000, except for the non-executive chair, who received a yearly retainer of $115,000.
We paid an additional total yearly cash retainer of $30,000 to the chairperson of the audit committee, the compensation committee, the nominating and corporate governance committee and the finance committee and a retainer of $20,000 to each other member of the audit committee, the compensation committee, the nominating and corporate governance committee and the finance committee. In addition, each independent director receives an annual grant of restricted stock units (“RSUs”) equal to a grant date value of $130,000.
Director Compensation Program
Non-employee directors may elect to have all or a portion of the annual cash retainers to which they become entitled paid in shares of the Common Stock pursuant to the 2025 Equity Plan in lieu of cash. An election to receive retainers in Common Stock in lieu of cash must be made prior to the date of the annual meeting of stockholders immediately preceding the director year (i.e., the period from one annual meeting to the next annual meeting); provided, however, that a non-employee director that is newly elected to the Board (whether or not at an annual meeting) will be entitled for a period of thirty (30) days following the director’s initial election to the Board to make a stock election for the director’s initial director year or partial director year of service, as applicable, referred to as the “due date.” The stock election made with respect to a director year is irrevocable.
The number of shares of Common Stock granted will be determined by dividing the amount of the applicable cash retainer (or portion thereof) by the closing price of the Common Stock on the later of (1) the date the director would otherwise have been paid the cash retainer (or applicable portion thereof) in cash, or (2) the due date (in each case rounded down to the nearest whole share) (and if either date is not a trading day, on the next trading day that follows that date). Except as provided below, the Common Stock will be granted to the applicable non-employee director on the payment date or, if later, the due date (or if the payment date or due date, as applicable, is not a trading day, on the next trading day following the payment date or due date, respectively).
As discussed above, each non-employee director receives a grant of RSUs under the 2025 Equity Plan generally effective as of immediately following the date of the annual meeting or the date a new director joins the Board so long as that date is following the annual meeting for the calendar year and prior to December 31 of the year. If a non-employee director is appointed to the Board between January 1 and the date of the annual meeting of stockholders for that calendar year, the non-employee director will not receive an initial equity grant upon the non-employee director’s appointment to the Board. The number of RSUs granted each year will be determined by dividing the amount set out above ($130,000) by the closing price of the Common Stock on the grant date (rounded down to the nearest whole share). Grants of RSUs will be made on a pro rata basis for new members of the Board or a committee or a new chair of the Board or a committee in the initial year of service and otherwise for partial periods of service.
All of the RSUs will vest on the day preceding the date of the annual meeting that follows the applicable grant date, referred to as the “Vesting Date,” generally subject to the non-employee director’s continued service on the Board through the Vesting Date; provided, that in the case of a director’s departure prior to the applicable Vesting Date other than a removal of the director for “Cause” (as defined in the applicable award agreement), the RSUs will vest on a prorated bases as of the date of the director’s departure based on the ratio that the number of days elapsed between the applicable Grant Date and date of the director’s departure bears to the total number of days between the Grant Date and the applicable Vesting Date.
In addition, all then-outstanding Annual RSU Awards held by non-employee directors will vest on the date of consummation of a “Change of Control” (each as defined in the Company’s outstanding equity compensation plans). RSUs that vest will be settled in shares of Common Stock as soon as reasonably practicable, but in all events within thirty (30) days, following the applicable date on which they vest. Each non-employee director may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board or of any committee thereof. Each non-employee director is eligible for coverage under the Company’s then-current directors’ and officers’ indemnification insurance policy, and any additional indemnification and advancement of expenses that may be provided pursuant to a written indemnification agreement between the non-employee director and the Company. To ensure alignment of interest with the Company’s stockholders, the Board adopted guidelines referred to herein as the “Stock Ownership Guidelines” regarding, among other things, stock ownership by the non-employee directors. Under those guidelines, each non-employee director is expected to own Common Stock equal in value to five times
2026 Proxy Statement	22

the “annual cash retainers” paid to the non-employee director. A copy of the Non-Employee Director Compensation Guidelines is filed as Exhibit 10.30 to the 2025 Annual Report. A non-employee director has five years from the later of (1) January 1, 2024, the initial effectiveness of the Stock Ownership Guidelines; or (2) the date the non-employee director joins the Board to acquire Common Stock satisfying these guidelines. If the annual cash retainers are increased, the non-employee director will have five years from the time of the increase to acquire any additional Common Stock needed to satisfy the Stock Ownership Guidelines.
The compensation committee may determine, in its sole discretion, the conditions and exceptions to the Stock Ownership Guidelines, on a case-by-case basis, including but not limited to the waiver or modification for non-employee directors who are members of government, academia or similar professions or religious orders.
For the purposes of the Stock Ownership Guidelines, references to “common stock” include all Common Stock beneficially owned (as that term is defined in Section 16 of the Exchange Act) by the non-employee director and specifically includes all awards granted to the non-employee director by the Company pursuant to its equity compensation plans, whether vested or unvested, but specifically excludes stock options or stock appreciation rights, whether vested or unvested, and unvested portions of any restricted stock or restricted stock unit awards subject, as of the measurement time, to achievement of performance targets.
The compensation committee or the Board, as applicable, is authorized to interpret and construe the guidelines and to make all determinations necessary, appropriate or advisable to administer the Stock Ownership Guidelines. The Stock Ownership Guidelines may also be amended, modified or terminated by the Board or compensation committee at any time, or from time to time, in their sole discretion.
The following table sets forth information regarding compensation of our directors paid during the year ended December 31, 2025:

Name	Fees Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
Dr. M. Therese Antone	$128,436	$130,000	—	—	—	—	$258,436
Lisa D. Kabnick	130,088	130,000	—	—	—	—	260,088
Robert I. Kauffman	37,784	202,919	—	—	—	—	240,703
Leslie D. Michelson	86,284	196,304	—	—	—	—	282,588
Michael J.U. Monahan	35,284	187,500	—	—	—	—	222,784
Stanley R. Perla	143,284	130,000	—	—	—	—	273,284
P. Sue Perrotty	84,034	190,886	—	—	—	—	274,920
Edward G. Rendell	133,186	130,000	—	—	—	—	263,186
Leon C. Richardson(2)	55,438	130,000	—	—	—	—	185,438
Edward M. Weil, Jr.(3)	—	—	—	—	—	—	—

(1)
Amounts for all independent directors include the annual award of RSUs equal to a grant date value of $130,000. These RSUs were granted to independent directors on June 5, 2025 and will vest on May 21, 2026. Amounts for Mr. Kauffman, Mr. Michelson, Mr. Monahan and Ms. Perrotty also include Common Stock paid in lieu of cash for their compensation, as elected by these Board members for certain periods in 2025 in accordance with the Company’s non-employee director compensation guidelines. There were no option awards, non-equity incentive compensation, or non-qualified deferred compensation granted to the non-employee directors during fiscal year 2025.

(2)	Mr. Richardson became an independent director in March 2025.
(3)	Mr. Weil did not receive any compensation as director.
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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) outlines the principles underlying our executive compensation policies and decisions as they relate to the compensation awarded to our NEOs during the fiscal year ended December 31, 2025:
•	Edward M. Weil, Jr. – President and Chief Executive Officer;
•	Christopher J. Masterson – Chief Financial Officer, Treasurer and Secretary;
•	Ori Kravel – Chief Operating Officer; and
•	Jesse C. Galloway – Executive Vice President and General Counsel.
Our Business
GNL is a pure-play single-tenant REIT which focuses on acquiring and managing a global portfolio of income producing net-lease assets across the United States and Western and Northern Europe. Through the execution of this investment strategy, management has built a unique, best-in-class portfolio that provides a differentiated investment opportunity for our stockholders:

Concentration on long-term net leases with contractual rent increase	Focus on the U.S. and strong sovereign debt rated countries in Continental Europe
High quality tenant base with 66% investment- grade rated tenants(1)	Income producing net-leased assets in the: U.S., the U.K., Germany, the Netherlands and Finland
$5.3B Gross Asset Value(2)	26% Europe Exposure (based on Annualized SLR)

(1)
Based on annualized straight-line rent (“SLR”) as of December 31, 2025; Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade.

(2)	Total assets plus accumulated depreciation and amortization as of December 31, 2025.
The following CD&A highlights our performance accomplishments consistent with our long-term strategy and evolving compensation structure that aims to (i) attract and retain our executive team; (ii) drive our short- and long-term growth objectives; (iii) align our executives’ interests with those of our stockholders and (iv) motivate and reward superior performance by our executive team.
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2025 Performance Highlights
In 2025, GNL successfully completed its strategic disposition initiative, meaningfully reduced leverage, achieved an investment-grade rating and proactively managed its balance sheet.
Key Financial Results

$2.2B	Net Debt(1) Reduction: Disposition strategy resulted in a $2.2 billion reduction in net debt in 2025	6.7x	Decrease in Net Debt to Adjusted EBITDA Ratio: Lowered the Net Debt to Adjusted EBITDA from 7.6x at year-end 2024 to 6.7x at year-end 2025
BBB-	Achieved investment grade ratings: Corporate credit rating upgraded to investment-grade BBB- by Fitch Ratings; both Fitch and S&P rate our unsecured notes investment-grade BBB-	12%	Renewal Leasing Spreads: Achieved 12% renewal leasing spreads through robust leasing activity

(1)	Net Debt represents total debt outstanding, less cash and cash equivalents as of December 31, 2025 and excludes the effect of discounts and deferred financing costs, net.
Other Key Performance Highlights

Exceeded full-year AFFO Guidance	Despite the significant volume of dispositions, GNL exceeded its original full-year AFFO per share guidance range
Successful Disposition Program	GNL completed approximately $3.4 billion in asset sales since 2024, with a weighted average lease term of 5.4 years
Achieved a cash cap rate of 7.6% on non-core closed single-tenant dispositions, demonstrating tangible proof of portfolio quality
Accretive Share Repurchase Program	Accretively deployed proceeds from non-core asset sales to share repurchases totaling 17.2 million shares for $136 million at a weighted average price of $7.88
Outperformed Net Lease Peers*	GNL delivered a total return of 32% compared to a 6% return for the net lease sector, underscoring the market’s recognition of GNL’s disciplined execution of our strategic plan

*	See our investor presentation furnished on Form 8-K, filed on February 25, 2026
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Our Compensation Philosophy and Highlights
The compensation committee has developed the following primary objectives of our executive pay program:
•	Attract and retain our executive team;
•	Drive our short- and long-term growth objectives;
•	Align our executives’ interests with those of our stockholders; and
•	Motivate and reward superior performance by our executive team.
CEO Pay-for-Performance Alignment
We believe that our 2025 executive compensation program represents a balanced, pay-for-performance approach. As shown below, the target compensation for our CEO has been re-weighted to be more performance-based, at-risk and aligned with Company’s stockholders.
•	87% of our CEO’s target 2025 total compensation is variable
•
A significant majority (68%) of our CEO’s target 2025 compensation is comprised of equity awards that are subject to the same stock price fluctuations as borne by our stockholders, creating significant long-term alignment

•	60% of the Annual Long-Term Equity Incentive Grant (the “Annual LTIP Grant”) is made in the form of performance-based equity that is contingent on the achievement of 3-year performance goals
Our Compensation Process
Pursuant to its charter, the compensation committee has the authority to determine and recommend to the Board the amount of compensation given to each of the NEOs. The compensation committee oversees the executive compensation program for our NEOs. The compensation committee is comprised of independent, non-employee members of the Board and works with management and an independent compensation consultant to determine appropriate compensation for our NEOs.
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Specific roles of each of the parties involved in setting NEO compensation is summarized in the table below:

Compensation Committee	Oversees the Company’s compensation philosophy and its processes for compensating our NEOs
Reviews and oversees the Company’s annual process for evaluating executive performance
Reviews and approves the compensation of our executive officers
Oversees our equity incentive plans
Management	Our CEO makes recommendations for NEOs, other than himself, to the compensation committee based on competitive market data and an assessment of individual performance

The compensation committee considers such recommendations, in conjunction with input from the compensation committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board

The CEO administers the compensation program for non-NEO officers and other Company employees, providing informational updates to the compensation committee
No officer participates directly in the final deliberations or determinations regarding his or her own compensation package
Independent Compensation Consultant	Assists in the establishment of our executive compensation peer group and prepared analyses in terms of competitive pay levels, pay mix and incentive plan design
Provides input and prepares recommendations related to employment agreements, pay levels and program design
Assisted with the preparation of certain portions of this Compensation Discussion and Analysis

The compensation committee engaged Ferguson Partners Consulting (“Ferguson Partners”), one of the leading compensation consulting firms in the REIT industry, to serve as the Company’s independent compensation consultant to help the Committee establish the compensation programs. The compensation committee reviewed Ferguson Partners’ independence in accordance with the NYSE Listing Standards and applicable SEC regulations and concluded that the firm’s work did not raise any conflict of interest.

Results of Most Recent Advisory Vote on Executive Compensation

Stockholders are asked annually to cast a non-binding advisory vote to approve the executive compensation of our NEOs. At our 2025 Annual Meeting of Stockholders, we presented our stockholders with a non-binding advisory proposal to approve the compensation of our NEOs. Approximately 93% of the votes cast were in favor of the proposal. The compensation committee considers the results of the advisory votes on executive compensation, among other factors described in this Compensation Discussion and Analysis, in evaluating our executive compensation programs and philosophy. The next non-binding advisory vote to approve the executive compensation of our NEOs will be held at the Annual Meeting. Please see Proposal No. 3 contained in this Proxy Statement.

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Peer Group
The compensation committee considers external market reference points, including published survey data and the competitive pay levels of an established group of publicly traded peer companies when determining compensation levels for all NEOs. This peer comparison group consists of companies having similar characteristics to the Company, as noted below, and with whom the Company may compete for executive talent.
In August 2024, Ferguson Partners assisted the compensation committee in completing a more comprehensive peer group refresh to better reflect our business model and talent market based on the following criteria: (i) net lease REITs should comprise the majority of the peer group, and (ii) select size-based REITs should be included to the extent that that they (i) invest in retail or office assets and (ii) are NYC-based companies with whom the Company directly competes for talent.
Given the significant changes made to the peer group last year, the compensation committee focused on maintaining continuity this year, leaving the peer group largely unchanged other than removing Paramount Group, Inc., which was acquired, with Veris Residential REIT, an NYC-based REIT with whom the Company competes for talent. Based on these changes, the following reflects the group of companies used to inform year-end 2025 and 2026 pay decisions:

Company Name	Ticker	Total Cap ($M) (12.31.2025)
Acadia Realty Trust	AKR	$5,051.5
Agree Realty Corporation	ADC	$11,849.6
Broadstone Net Lease, Inc.	BNL	$5,781.4
Empire State Realty Trust, Inc.	ESRT	$3,933.7
EPR Properties	EPR	$7,142.0
Essential Properties Realty Trust, Inc.	EPRT	$8,532.8
First Industrial Realty Trust, Inc.	FR	$10,247.3
Healthcare Realty Trust Incorporated	HR	$10,815.5
LXP Industrial Trust	LXP	$4,546.4
Medical Properties Trust, Inc.	MPT	$12,624.7
NNN REIT, Inc.	NNN	$12,397.0
Omega Healthcare Investors, Inc.	OHI	$18,584.2
Rexford Industrial Realty, Inc.	REXR	$12,742.0
Sabra Health Care REIT, Inc.	SBRA	$7,321.5
Urban Edge Properties	UE	$4,256.6
Veris Residential, Inc.	VRE	$2,974.4
W. P. Carey Inc.	WPC	$22,950.4
Global Net Lease, Inc.	GNL	$5,418.2

2026 Proxy Statement	28

Elements of Compensation
The Company uses base salary, annual cash incentives, and long-term equity incentives as its primary tools to achieve its compensation objectives. The Company’s approach to the mix of compensation among these elements emphasizes variable compensation, including bonuses and long-term incentives in the form of stock-based awards, over fixed compensation. The emphasis on stock-based awards vesting over time is intended to promote a long-term perspective and further align management’s interests with that of the Company and its stockholders.

Element	Form	Compensation Objectives and Key Features
Base Salary	Fixed Cash
Fixed compensation component that provides a base level of competitive cash to compensate the executive officer for the scope and complexity of the position.
Amounts based on an evaluation of experience, position and responsibility; intended to be competitive in the marketplace to attract and retain executives.

Annual Incentive Award (Annual AIP Award)	Primarily Performance-Based Cash
The Annual Incentive Program (the “AIP”) under which Annual AIP Awards are granted, is a variable cash compensation component that provides an incentive opportunity for overall achievement of key strategic metrics.

Long-Term Equity Incentives (Annual LTIP Grants)	PSUs and RSUs
Variable equity compensation designed to foster meaningful ownership of our Common Stock by management, to align the interests of our management with the creation of long-term stockholder value, and to motivate our management to achieve long-term growth for the Company.

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The material components of our executive compensation program and their purposes and key characteristics are summarized in the following chart:

What We Do	What We Don’t Do
Pay-for-Performance. Deliver a significant percentage of annual compensation in the form of variable compensation tied to multi-year performance.	No Tax Gross-Ups. Do not provide excise tax gross-ups.
Benchmark. Provide total compensation opportunities that are intended to approximate comparable peer compensation
No Dividends or Dividend Equivalents on PSU Awards.
Do not allow dividends or dividend equivalents to be currently paid on unearned PSUs, with such dividends or dividend equivalents held back and paid only if the underlying PSUs become vested.

Annual Compensation Risk Review. Annually assess risk in compensation programs associated with regulatory, stockholder and market changes.	No Enhanced Retirement Benefits. Do not provide enhanced retirement benefits or other supplemental executive retirement plans, known as SERPs.
Maximum Payouts. Limit both short-term and long-term incentive payouts as a percentage of target awards.	No Single-Trigger Payments or Benefits for Executive Officers. Do not allow for any single-trigger cash severance benefits for executive officers upon a change-in-control.
Clawback Policy. Maintain a clawback policy.	No Problematic Option Practices. Do not have a practice of granting discounted stock options, extending the original option term, or repricing or exchanging underwater stock options.
Stock Ownership Guidelines. Adopted stock ownership guidelines in 2025 that further align executive interests with stockholders.

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2025 Compensation Elements
Base Salary
Base salary is intended to reflect job responsibilities and is a visible and stable foundation of our compensation program. Amounts for 2025 are listed below.

Executive	2025	2024	Year-over-Year Change %
Edward M. Weil, Jr.	$1,000,000	$2,000,000	(50.0%)
Christopher J. Masterson	440,000	425,000	3.5%
Jesse C. Galloway	550,000	550,000	—
Ori Kravel(1)	415,000	—	—

(1)	Mr. Kravel was appointed Chief Operating Officer and entered into the Kravel Employment Agreement on January 23, 2025.
Annual AIP Award
The Annual AIP Award provides eligible participants, including the NEOs, with the opportunity to earn an annual cash bonus award (or, in some cases, an equity award), subject to achieving performance goals determined by the compensation committee in consultation with management as set forth in the AIP for the applicable year.
The compensation committee approved threshold, target and maximum Annual AIP Award opportunities, for each eligible NEO as follows:

Name	Threshold (Percentage of Base Salary)	Target (Percentage of Base Salary)	Maximum (Percentage of Base Salary)
Edward M. Weil, Jr.	50%	150%	200%
Christopher Masterson	85%	159%	235%
Jesse C. Galloway(1)	120%	200%	300%
Ori Kravel	100%	181%	250%

(1)
Mr. Galloway’s annual bonus pursuant to the AIP is payable 50% in cash and 50% in RSUs which are subject to vesting in three equal installments over the first three anniversaries of the date of grant. However, the compensation committee determined to pay 100% cash for Mr. Galloway’s Annual AIP Award made in February 2026 for performance in fiscal year 2025, consistent with the other NEOs.

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The performance goals for the fiscal year 2025 Annual AIP Award were generally based on (i) the non-GAAP metric adjusted funds from operations (“AFFO”) per share, (ii) disposition volume, (iii) net debt to adjusted EBITDA level, (iv) total net debt reduction and (v) individual and role specific performance criteria.
The performance goals of our 2025 Annual AIP were as follows:

Metric	Weighting	Rationale
AFFO Per Share	20%	Encourages focus on profitability as measured by the most frequently used REIT earnings measurement on a per share basis; mitigates the risk of non-profitable acquisitions or other low-quality growth
Dispositions	20%	Transaction volume is an important goal of GNL in 2025 and a key metric for investors in successfully executing our long-term strategic plan
Net Debt to Adjusted EBITDA	20%
Tests the important balance between reducing debt and preserving earnings. This is often a focus of investors and analysts, and improving this metric is an appropriate goal in our short-term and long-term strategic plan

Total Net Debt Reduction	15%	Has the direct benefit of increasing liquidity, lowering leverage, and decreasing GNL’s credit facility utilization – critical metrics for the rating agencies
Individual & Role Specific Performance	25%
Represents indicators of the executive’s success in fulfilling his or her responsibilities to the Company and in executing the strategic business plan with weighting consistent with the peer group average

In addition to the above, the compensation committee reviewed certain strategic projects identified by the Board in December 2024 and January 2025 in assessing if the maximum performance was achieved in fiscal year 2025, including for individual and role specific performance achievements for our NEOs. In reaching this decision, the Board and the compensation committee reviewed satisfaction of certain criteria established for such strategic projects, including completion of the Multi-Tenant Retail Portfolio Sale, and considered the broad set of actions that collectively repositioned the Company, including:
•
Successfully Repositioned the Company – Successfully repositioned GNL as a pure-play single-tenant net lease REIT, completing $3.4 billion in sales of non-core assets, highlighted by the $1.8 billion Multi-Tenant Retail Portfolio sale.

•
Refinanced Revolving Credit Facility – Successfully executed a $1.8 billion refinancing of its Revolving Credit Facility, delivering an immediate 35 basis point reduction in interest rate spread, boosting liquidity to $962 million and extending the Company’s weighted average debt maturity, providing greater financial flexibility.

•
Positive Impact of Non-Core Disposition Program – GNL strengthened overall portfolio metrics, positioning the Company for durable earnings growth, which included improving the renewal Leasing Spread to 12% in Q4’25 (up from 7% in Q4’24) and enhancing the credit profile of our tenant base with 66% investor-grade rated tenants in Q4’25 (up from 61% in Q4’24).

Individual performance measurements for our NEOs included individual and role specific criteria were scored at maximum for 2025. In reaching this decision, the Board and the compensation committee determined that each of Messrs. Weil, Masterson, Galloway and Kravel accomplished all performance criteria, including the successful execution of certain strategic projects such as the Multi-Tenant Retail Portfolio Sale, together with each NEO’s individual contributions to the Company’s broader strategic repositioning, and excelled in all responsibilities for the year.
In December 2025, the compensation committee approved Annual AIP Awards under the 2025 Annual AIP totaling $2,000,000 for Mr. Weil, $1,034,000 for Mr. Masterson, $1,650,000 for Mr. Galloway and $1,037,500 for Mr. Kravel.
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Annual LTIP Grant
The compensation committee established our 2025 Annual LTIP Grant in consultation with Ferguson Partners based market practice, our long-term strategic plans and governance standards. The 2025 Annual LTIP Grant was made for NEOs in January 2025 and was designed on the following key market findings:
•	LTIP values were calibrated based on a review of competitive market data and each NEO’s performance relative to their roles and responsibilities;
•	Amounts would be allocated 40% to time-based RSUs and 60% PSUs, consistent with the average weighting amongst companies in our peer group;
•	Time-based RSUs shall vest ratably over three years, consistent with our historical practice and the majority of the companies in our peer group; and
•
PSUs have a three-year performance period of January 1, 2025 through December 31, 2027 and vest between 50% of target at threshold and 225% of target at maximum, which was reduced from 275% of target at maximum used in the annual awards granted in October 2023 to be consistent with the upside leverage used by peer companies.

Name	Target Annual PSU Award ($)	Target Annual Time-Based RSU Award ($)	Total 2025 LTIP Target ($)
Edward M. Weil, Jr.	$3,300,000	$2,200,000	$5,500,000
Christopher Masterson	720,000	480,000	1,200,000
Jesse C. Galloway	660,000	440,000	1,100,000
Ori Kravel	660,000	440,000	1,100,000

The goals used under the PSU component of the 2025 Annual LTIP include relative and absolute TSR hurdles that are generally calibrated above average of both our peer group and the broader REIT industry as follows:

		Hurdles
Metric	Weight	Threshold (50%)	Target (100%)	Maximum (225%)
Relative TSR vs. Custom Net Lease Peer Group(1)	33.33%	30th percentile	55th percentile	75th percentile
Absolute TSR	33.33%	5.0%	8.0%	12.0%
Net Debt to Adjusted EBITDA	33.33%	6.7x	6.5x	6.3x

(1)
The custom net lease peer group includes 13 net lease REITs, including Agree Realty Corporation, Broadstone Net Lease, EPR Properties, Essential Properties Realty Trust, Four Corners Property Trust, Inc., Getty Realty Corp., Gladstone Commercial Corporation, LXP Industrial Trust, NETSTREIT Corp., NNN REIT, Inc., Orion Office REIT Inc., Peakstone Realty Trust, and W.P. Carey Inc.

Other Compensation and Benefits
Benefits and Other Perquisites
Except for limited perquisites set forth in individual employment agreements, our NEOs are provided with benefits that are generally consistent with those provided to all of the Company’s employees. The Company does not maintain any defined benefit pension plans. The Company maintains a 401(k) plan, and the Company made contributions thereto during fiscal year December 31, 2025. This plan is generally available to all employees, including the NEOs.
Employment Agreements
The Company has from time-to-time entered into employment agreements with its NEOs, the material terms of which are described below. See “Compensation Tables—Potential Payments Upon Termination or Change-in-Control” below for additional details on the payments and benefits upon termination or change of control, as applicable, provided under the employment agreements and/or outstanding equity or equity-based incentive awards.
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Employment Agreement with Edward M. Weil
On November 21, 2024, we entered into an employment agreement with Edward M. Weil, Jr., the Company’s Chief Executive Officer and President (the “Weil Employment Agreement”), which agreement became effective as of January 1, 2025, and replaced and superseded Mr. Weil’s existing employment agreement with the Company, dated May 23, 2023, in its entirety. The Weil Employment Agreement will continue until January 1, 2029, and will automatically renew for additional one-year periods thereafter unless either the Company or Mr. Weil provides written notice of its or his intent not to renew at least 120 days prior to the scheduled expiration date, or unless the Weil Employment Agreement is terminated earlier in accordance with its terms.
Mr. Weil will continue to serve as the Company’s Chief Executive Officer and President and, pursuant to the Weil Employment Agreement, the Company has agreed to use its reasonable best efforts to cause the Company to continue to nominate Mr. Weil as a member of the Company’s Board during the term of the Weil Employment Agreement. Pursuant to the Weil Employment Agreement, Mr. Weil is entitled to, among other things: (1) a base salary at an annual rate of $1.0 million; (2) a performance-based Annual AIP Award cash bonus (the “Weil Annual Bonus”) opportunity for each completed calendar year with a threshold amount of 50% of his annual base salary, a target amount of 150% of his annual base salary and a maximum amount of 200% of his annual base salary, as may be adjusted by the Board or the compensation committee, provided that the actual amount (if any) of any Weil Annual Bonus shall be determined by the Board or the compensation committee in its reasonable good faith discretion based solely upon achievement of performance targets established by the Board or the compensation committee in consultation with Mr. Weil, which targets shall be communicated to Mr. Weil within 90 days following the commencement of the applicable performance year; (3) an annual grant of equity-based LTIP Grants under the Company’s long-term incentive compensation plans with a target grant date fair value of $5.5 million, 40% of which shall be subject to annual time-based vesting, with no vesting schedule extending beyond a four year period, and 60% of which shall be subject to performance-based vesting earned between a threshold amount of 50%, and a maximum amount of 225%, of target, based on the performance targets established by the Board or the compensation committee, unless otherwise mutually agreed between Mr. Weil and the Board or the compensation committee; (4) a one-time signing bonus of $333,333, which is reflected in the 2024 line of the “Bonus” column of the Summary Compensation Table; and (5) certain employee benefits including, among other things, indemnification rights from the Company and expense reimbursement rights for all reasonable and documented business expenses.
In addition, the Board agreed to grant Mr. Weil a one-time Transitional Grant (discussed above) of time-based RSUs, with a grant date fair value of $1,375,000, pursuant to the Weil Employment Agreement, which RSUs vest ratably over a three-year period commencing on October 1, 2024, subject to Mr. Weil’s continued employment through the applicable vesting date.
Upon certain terminations of Mr. Weil’s employment, in addition to payment of accrued but unpaid annual base salary and certain other benefits, Mr. Weil (or his estate, as applicable) would be entitled to the following severance pay and benefits, subject to execution of a release of claims (1) if the termination is by reason of death or disability (as defined in the Weil Employment Agreement), payment of any earned but unpaid Weil Annual Bonus for the previously completed fiscal year, reimbursements of the monthly premiums for Mr. Weil’s healthcare benefits through the 18 months following the date of Mr. Weil’s termination, accelerated vesting of all time-based equity or equity-based awards and accelerated vesting of all performance-based equity or equity-based awards (collectively, the “Weil Vesting Benefits”), and cash severance equal to Mr. Weil’s then current annual base salary, (2) if the termination is by the Company without “cause”, or by Mr. Weil for “good reason” (in each case as defined in the Weil Employment Agreement), the Weil Additional Benefits; the Weil Vesting Benefits, the Company’s reimbursements of the monthly premiums for Mr. Weil’s healthcare benefits for a period of up to 12 months following the date of Mr. Weil’s termination, and cash severance, and (3) if the termination is by the Company without “cause” or by Mr. Weil for “good reason” during the four months preceding, or the 18 months immediately following, a Change in Control (as defined in the Weil Employment Agreement), the Weil Additional Benefits, the Weil Vesting Benefits, subject to the actual achievement of the performance metrics for such equity or equity-based awards measured on the date on which the Change in Control is consummated, the Company’s reimbursements of the monthly premiums for Mr. Weil’s healthcare benefits for a period of up to 18 months following the date of Mr. Weil’s termination, and cash severance.
The Weil Employment Agreement contains customary covenants related to non-competition and non-solicitation of employees and customers for one year following termination of employment, as well as customary covenants related to mutual non-disparagement, confidentiality, and intellectual property rights.
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Employment Agreement with Christopher J. Masterson
On December 20, 2023, we entered into an employment agreement with Christopher J. Masterson (the “Masterson Employment Agreement”), setting forth the terms upon which Mr. Masterson serves as the Company’s chief financial officer. Under the Masterson Employment Agreement, Mr. Masterson’s base salary is $425,000, and he is eligible for an annual bonus, equity and equity-based awards, and employee benefits available to similarly-situated employees of the Company, including reimbursement for payment of Mr. Masterson’s costs of maintaining professional licenses, including the costs of complying with any applicable continuing education requirements.
Upon certain terminations of Mr. Masterson’s employment, in addition to payment of any accrued but unpaid base salary and other accrued amounts, Mr. Masterson (or his estate) will be entitled to the following, subject to execution of an effective release of claims, (1) if the termination is by reason of death or disability, payment of any accrued but unpaid annual bonus for any previously completed fiscal year; a prorated annual bonus for the year in which the termination occurs measured at target if the termination occurs during the first quarter of the applicable fiscal year and measured based on actual performance through the date of termination if the termination occurs after the first quarter of the applicable fiscal year; accelerated vesting of all then-outstanding RSUs; and accelerated vesting of all then-outstanding performance-based equity or equity-based awards based on performance through the end of the applicable performance period(s) and prorated for the period of partial employment, and (2) if the termination is by the Company without “cause” (as defined in the Masterson Employment Agreement) or by Mr. Masterson for “good reason” (as defined in the Masterson Employment Agreement), payment of the accrued and prorated bonuses as described in (1) accelerated vesting of the then-outstanding RSUs that would have vested upon the next vesting date that follows such termination; the performance-based vesting as described in (1), and cash severance equal to one times the sum of annual base salary and average annual bonus for the two years immediately preceding the date of termination, paid in substantially equal installments over the 12-month period immediately following the date of termination. However, if Mr. Masterson’s termination by the Company is without “cause” or is by Mr. Masterson for “good reason” during the “change in control period” (as defined in the Masterson Employment Agreement) and generally spanning the 60 or 180-day period prior to and the 12 or 24-month period following a “change in control”, Mr. Masterson’s termination benefits will be enhanced so that he will be entitled to full vesting of his then-outstanding RSUs; vesting of performance-based equity or equity-based awards will be based on performance through the “change in control” and will not be prorated based on the period of partial employment; and Mr. Masterson’s cash severance will equal 1.5 times the sum of annual base salary and average annual bonus for the two years immediately preceding the date of termination.
The Masterson Employment Agreement also contains customary confidentiality, cooperation and non-disparagement covenants and 12-month post-termination non-competition and non-solicitation covenants.
Employment Agreement with Jesse C. Galloway
On September 18, 2023, we entered into an employment agreement with Jesse C. Galloway (the “Galloway Employment Agreement”), setting forth the terms upon which Mr. Galloway serves as the Company’s executive vice president and general counsel. Under the Galloway Employment Agreement, Mr. Galloway’s base salary is $550,000, and he is eligible for an annual bonus and equity-based awards, and employee benefits available to senior executives of the Company including payment of Mr. Galloway’s costs of maintaining professional licenses, including the costs of complying with any applicable continuing education requirements.
Upon certain terminations of Mr. Galloway’s employment, in addition to payment of any accrued but unpaid base salary and other accrued amounts, Mr. Galloway (or his estate) will be entitled to the following, subject to execution of an effective release of claims (1) if the termination is by reason of death or disability, payment of any accrued but unpaid annual bonus for any previously completed fiscal year; a prorated annual bonus for the year in which such termination occurs measured at target if the termination occurs during the first quarter of the applicable fiscal year and measured based on actual performance through the date of termination if the termination occurs after the first quarter of the applicable fiscal year; accelerated vesting of all then-outstanding time-based equity or equity-based awards and accelerated vesting of all then-outstanding performance-based equity or equity-based awards based on performance through the end of the applicable performance period(s) and prorated for the period of partial employment, and (2) if the termination is by the Company without “cause” (as defined in the Galloway Employment Agreement) or by Mr. Galloway for “good reason” (as defined in the Galloway Employment Agreement), payment of the accrued bonus; the pro-rata bonus; the vesting benefits as described in (1), cash severance equal to one times the sum of annual base salary and average annual bonus for the two years immediately preceding the date of termination unless the date of termination occurs on or prior to September 18, 2025, in which case Mr. Galloway will be entitled to an amount equal to the annual bonus at target for the calendar year in which the date of termination occurs, paid in substantially equal installments over the 12-month period immediately following the date of termination; and if Mr. Galloway elects to receive continued coverage under one or more of the Company’s group
2026 Proxy Statement	35

healthcare plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), payment of the Company’s portion of COBRA continuation coverage for a period commencing on the date of termination and ending upon the 12-month anniversary of the date of termination. However, if Mr. Galloway’s termination by the Company is without “cause” or is by Mr. Galloway for “good reason” during the “change in control period” (as defined in the Galloway Employment Agreement) and generally spanning the 60 or 180-day period prior to and the 12 or 24-month period following a “change in control”, Mr. Galloway’s termination benefits will be enhanced so that he will be entitled to full vesting of his then-outstanding time-based equity or equity-based awards; accelerated vesting of performance-based equity or equity awards based on performance through the “change in control” and will not be prorated based on the period of partial employment; and Mr. Galloway’s cash severance will equal two times the sum of annual base salary and average annual bonus for the two years immediately preceding the date of termination or, if such termination occurs prior to September 18, 2025, the target annual bonus for the calendar year in which the date of termination occurs.
The Galloway Employment Agreement also contains customary confidentiality, cooperation and non-disparagement covenants and 12-month post-termination non-competition and non-solicitation covenants.
Employment Agreement with Ori Kravel
On January 23, 2025, we entered into an employment agreement with Mr. Kravel in connection with his appointment as the Company’s chief operating officer, which agreement became effective as of January 23, 2025 (the “Kravel Employment Agreement”). The Kravel Employment Agreement may be terminated by the Company with or without “cause” (as defined therein), or by Mr. Kravel with or without “good reason” (as defined therein), in each case subject to written notice in accordance with the terms thereof. The Kravel Employment Agreement also terminates automatically upon the death or disability of Mr. Kravel.
Under the Kravel Employment Agreement, Mr. Kravel’s base salary is $415,000, and he is eligible for an annual bonus and equity-based awards, and employee benefits available to similarly-situated senior executives of the Company, including, among other things, indemnification rights from the Company, paid vacation, sick and personal days, participation in the Company’s employee benefit plans, and expense reimbursement rights for all reasonable and documented business expenses.
Upon certain terminations of Mr. Kravel’s employment with the Company, in addition to payment of accrued but unpaid annual base salary and certain other benefits, Mr. Kravel (or his estate, as applicable) would be entitled to the following severance pay and benefits, subject to execution of a release of claims, (1) if the termination is by reason of death or disability (as defined in the Kravel Employment Agreement), payment of any earned but unpaid annual bonus for any previously completed fiscal year and a prorated annual bonus for the year in which such termination occurs measured at the target level (collectively, the “Kravel Additional Benefits”); reimbursements of the monthly premiums for Mr. Kravel’s healthcare benefits through the 18 months following the date of Mr. Kravel’s termination; accelerated vesting of all time-based equity or equity-based awards and accelerated vesting of all performance-based equity or equity-based awards subject, with respect to performance-based awards, to the actual achievement of the performance metrics for such equity or equity-based awards measured at the end of the applicable performance periods (collectively, the “Kravel Vesting Benefits”), (2) if the termination is by the Company without “cause”, or by Mr. Kravel for “good reason”, the Kravel Additional Benefits; the Kravel Vesting Benefits; the Company’s reimbursements of the monthly premiums for Mr. Kravel’s healthcare benefits for a period of up to 12 months following the date of Mr. Kravel’s termination; and cash severance, and (3) if the termination is by the Company without “cause” or by Mr. Kravel for “good reason” during the four months preceding, or the 18 months immediately following, a Change in Control (as defined in the Kravel Employment Agreement), the Kravel Additional Benefits; the Kravel Vesting Benefits; the Company’s reimbursements of the monthly premiums for Mr. Kravel’s healthcare benefits for a period of up to 18 months following the date of Mr. Kravel’s termination; and cash severance.
The Kravel Employment Agreement contains customary covenants related to non-competition and non-solicitation of employees and customers for one year following termination of employment with the Company, as well as customary covenants related to mutual non-disparagement, confidentiality, and intellectual property rights.
Clawback Policy
Consistent with the requirements of the SEC and NYSE listing standards, we maintain a clawback policy that requires us to seek recovery of erroneously awarded incentive-based compensation received by our covered executive officers (as defined in that policy) during any three-fiscal-year period prior to the date the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement that results from the correction of an error that is material to the previously issued financial statement(s), or that would result in a material
2026 Proxy Statement	36

misstatement if the error were corrected in the current period or left uncorrected in the current period. In the event of a financial restatement, any covered executive officer of the Company would forfeit the amount of any incentive-based compensation paid during the three years preceding the date of the restatement that the Board, or the compensation committee if the Board delegates its administrative authority to the compensation committee, determines exceeds the amount the employee would have received had the revised financial statement(s) been used to determine such compensation.
Tax and Accounting Considerations
As a general matter, our Board and the compensation committee review and consider the various tax and accounting implications of our existing and proposed compensation programs.
Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) requires us to recognize an expense for the fair value of share-based compensation awards. Grants of equity incentive awards under the 2025 Equity Plan are accounted for under FASB ASC Topic 718. The Board and the compensation committee consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our long-term incentive program. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our share-based compensation awards with our overall executive compensation philosophy and objectives.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows publicly-listed companies a tax deduction for compensation in excess of $1 million paid to certain current and former executive officers (the “covered employees”). Generally, compensation in excess of $1 million paid to each of the covered employees will not be deductible by us. We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided we distribute to our stockholders at least 90% of our taxable income each year. As a result of the Company’s tax status as a REIT, the loss of a deduction under Section 162(m) of the Code may not affect the amount of federal income tax payable by the Company. In approving the amount and form of compensation for our NEOs in the future, our compensation committee will consider all elements of the cost to the Company of providing the compensation, including the potential impact of Section 162(m) of the Code, if any. Our compensation committee may, in its judgment, authorize compensation payments that are subject to deduction limitations under Section 162(m) of the Code when it believes that doing so is appropriate to attract and retain executive talent.
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COMPENSATION COMMITTEE REPORT
The compensation committee of the Board has furnished the following report during the year ended December 31, 2025. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.
We have reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Securities Exchange Act of 1934, as amended, with management. Based on the review and discussions described above, we recommended to the Board of Directors of Global Net Lease, Inc. (the “Company”) that the “Compensation Discussion and Analysis” be included in the Company’s proxy statement.
Compensation Committee
Dr. M. Therese Antone (Chair)
Michael J.U. Monahan
Stanley R. Perla
2026 Proxy Statement	38

COMPENSATION TABLES
Summary Compensation Table
The following table summarizes the compensation of the Company’s NEOs for each of the fiscal years ended December 31, 2025, 2024 and 2023, respectively, as applicable. For purposes of this table, the Company’s NEOs for 2025 were its chief executive officer, its chief financial officer, treasurer and secretary, its executive vice president and general counsel, and its chief operating officer. In accordance with rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from the following tables.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Edward M. Weil, Jr., Chief Executive Officer and President(6)	2025	$1,000,000	$—	$5,618,969	$2,000,000	$260,816	$8,879,785
	2024	2,000,000	333,333	1,375,000	1,360,000	164,556	5,232,889
	2023	519,683	1,008,757	3,464,664	—	47,885	5,040,989
Christopher J. Masterson, Chief Financial Officer, Treasurer and Secretary(7)	2025	440,000	—	1,225,960	1,034,000	69,473	2,769,433
	2024	425,000	—	297,929	819,655	118,667	1,661,251
	2023	90,096	628,827	1,947,518	—	111,232	2,777,714
Jesse C. Galloway, Executive Vice President and General Counsel(8)	2025	550,000	—	1,885,716	1,650,000	49,824	4,135,540
	2024	550,000	—	273,103	1,523,830	14,556	2,361,489
	2023	137,500	317,037	995,046	—	22,208	1,471,791
Ori Kravel, Chief Operating Officer(9)	2025	415,000	—	1,123,797	1,037,500	56,353	2,632,650

(1)
Mr. Weil and Mr. Galloway commenced employment with the Company on September 12, 2023 and September 18, 2023, respectively, and Mr. Masterson’s 2023 salary represents salary paid following the Internalization and RTL Merger (the “Mergers”). Prior to the Mergers, Mr. Masterson was paid in respect of Company services by the GNL Advisor. The annualized 2023 salaries for Messrs. Weil, Masterson and Galloway were $2.0 million, $425,000 and $550,000, respectively.

(2)
Amount for Mr. Weil in 2024 represents a signing bonus awarded to Mr. Weil pursuant to the Weil Employment Agreement. Amounts shown for 2023 represent cash payments and grants of RSUs under the Company’s discretionary annual bonus plan, which were paid/granted in March 2024 for performance in 2023, with a portion of the value of the award equal to $500,000, $212,500, and $157,143, for each of Messrs. Weil, Masterson and Galloway, respectively, delivered in cash and the remainder of the award value delivered in RSUs.

(3)
Amounts in the “Stock Awards” column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, with respect to awards of restricted shares, RSUs and PSUs under the Company’s outstanding equity compensation plans. For details of the individual grants of RSUs and PSUs during 2025, please see the Grants of Plan-Based Awards for Fiscal Year 2025 table below. The assumptions on which these valuations are based are set forth in Note 15 to the consolidated financial statements included in the 2025 Annual Report.

(4)
Amounts shown for 2025 represent cash payments for the Annual AIP Award made in February 2026 for performance in 2025. Under the Galloway Employment Agreement, Mr. Galloway’s bonus pursuant to the AIP is paid 50% in cash and 50% in equity which may be subject to vesting in three equal annual installments, generally subject to his continued service through the applicable vesting date. However, the compensation committee determined to pay 100% cash for Mr. Galloway’s Annual AIP Award made in February 2026 for performance in 2025. Amounts shown for 2024 represent cash payments for the Annual AIP Award made in March 2025 for performance in 2024, with the exception of Mr. Galloway who received 50% of his bonus in RSUs which vest over a three-year period. Such RSUs were granted to Mr. Galloway pursuant to our 2025 Equity Plan.

(5)
The “All Other Compensation” column reflects (i) dividends on unvested RSAs or RSUs; (ii) reimbursement for travel allowance for Mr. Weil of approximately $150,000; and (iii) life insurance premiums and matching 401K contributions for all NEOs.

(6)
Pursuant to the Weil Employment Agreement, Mr. Weil’s base salary changed to $1.0 million per year beginning January 1, 2025. The amount in the “Stock Awards” column for 2025 represents the aggregate grant date fair value of time-based RSUs and performance-based PSUs awarded to Mr. Weil for the Annual LTIP Grant awarded to NEOs in January 2025.

(7)
The amount in the “Stock Awards” column for 2025 represents the aggregate grant date fair value of time-based RSUs and performance-based PSUs awarded to Mr. Masterson for the Annual LTIP Grant awarded to NEOs in January 2025.

(8)
The amount in the “Stock Awards” column for 2025 represents the aggregate grant date fair value of time-based RSUs and performance-based PSUs awarded to Mr. Galloway for the Annual LTIP Grant awarded to NEOs in January 2025.

(9)
The amount in the “Stock Awards” column for 2025 represents the aggregate grant date fair value of time-based RSUs and performance-based PSUs awarded to Mr. Kravel for the Annual LTIP Grant awarded to NEOs in January 2025.

2026 Proxy Statement	39

Grants of Plan-Based Awards for Fiscal Year 2025
The following table sets forth information with respect to awards granted to our NEOs under the Global Net Lease, Inc. AIP and the Company’s equity compensation plans during the fiscal year ended December 31, 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock and Number of Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Edward M. Weil, Jr.	1/10/25	$—	$—	$—	—	—	—	308,989	$2,200,002
	1/10/25	—	—	—	231,742	463,484	1,042,838	—	3,418,967
	—	500,000	1,500,000	2,000,000	—	—	—	—	—
Christopher J. Masterson	1/10/25	—	—	—	—	—	—	67,416	480,002
	1/10/25	—	—	—	50,562	101,124	227,529	—	745,958
	—	374,000	800,000	1,034,000	—	—	—	—	—
Jesse C. Galloway	1/10/25	—	—	—	—	—	—	61,798	440,002
	1/10/25	—	—	—	46,349	92,697	208,568	—	683,795
	3/5/25	—	—	—	—	—	—	92,242	761,919
	—	660,000	1,100,000	1,650,000	—	—	—	—	—
Ori Kravel	1/10/25	—	—	—	—	—	—	61,798	440,002
	1/10/25	—	—	—	46,349	92,697	208,568		683,795
	—	415,000	751,150	1,037,500	—	—	—	—	—

(1)
Represents the potential Annual AIP Award under the Company’s AIP, as described under “Annual AIP Award” in the Compensation Discussion and Analysis section above. The amounts shown for Threshold represent the achievement of the minimum level of performance based on performance against pre-established goals, without any modification, based on the achievement of certain predetermined strategic goals, as described above. Under the Galloway Employment Agreement, Mr. Galloway’s bonus pursuant to the AIP is paid 50% in cash and 50% in equity which may be subject to vesting in three equal annual installments, generally subject to his continued service through the applicable vesting date. However, the compensation committee determined to pay 100% cash for Mr. Galloway’s Annual AIP Award made in February 2026 for performance in 2025 (see the “Summary Compensation Table” above for more information). The actual payments earned for 2025 performance are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)
Reflects awards of PSUs under the Company’s outstanding equity compensation plans. The underlying shares of Common Stock may be paid out (if any) within 75 days following the earliest of the last day of the applicable performance period (2025 – 2027) or certain earlier termination events, depending on the achievement of specified criteria, as described under “Annual LTIP Grant” in the Compensation Discussion and Analysis section above. Dividend equivalents, in amounts equal to the ordinary dividends paid on the shares of Common Stock underlying the PSUs, are accrued and paid after the end of the performance cycle in cash, but only to the extent that the shares underlying the PSUs become vested.

(3)
Reflects awards of RSUs under the Company’s outstanding equity compensation plans which provide for vesting in three equal installments annually commencing one year after the grant date noted in the table above. For Mr. Galloway, the grant of RSUs on March 5, 2025 represents the 50% equity component of his 2024 Annual AIP award paid in 2025 for performance in 2024, in accordance with the Galloway Employment Agreement. For the RSUs granted in 2025, nonforfeitable cash dividends will be paid, if any, in an amount equal to the ordinary dividends paid on shares of Common Stock, substantially concurrently with the payment of such dividends on our shares of Common Stock, prior to the time that the RSUs have vested and settled in, or converted into, shares of Common Stock. The dividends on these RSUs that receive nonforfeitable cash dividends concurrently with shares of Common Stock are reported in the “All Other Compensation” column of the “Summary Compensation Table” above.

(4)
The grant date fair value is calculated in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures. For additional information on the valuation assumptions, please refer to Note 15 to the consolidated financial statements included in the 2025 Annual Report.

2026 Proxy Statement	40

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to outstanding equity awards held by our NEOs as of December 31, 2025. All market values are based on the $8.60 closing price per share of the Common Stock on December 31, 2025, the last trading day prior to fiscal year 2025 year-end.

Name	Grant Date	Number of RSUs or Restricted Shares That Have Not Vested (#)	Market Value of RSUs or Restricted Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of PSUs That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned PSUs That Have Not Vested ($)
Edward M. Weil, Jr.	11/29/2023(1)	41,998	$361,183	214,529	$1,844,949
	11/25/24(2)	121,252	1,042,767	—	—
	1/10/25(3)	308,989	2,657,305	463,484	3,985,962
Christopher J. Masterson	4/25/2022(4)	7,725	66,435	—	—
	6/16/2023(5)	20,000	172,000	—	—
	11/29/2023(1)	15,399	132,431	78,661	676,485
	11/29/2023(1)(6)	9,699	83,411	—	—
	3/4/24(7)	36,765	316,179	—	—
	12/27/24(2)	27,586	237,240	—	—
	1/10/25(3)	67,416	579,778	101,124	869,666
Jesse C. Galloway	11/29/2023(1)	10,150	87,290	51,845	445,867
	11/29/2023(1)(6)	5,968	51,325	—	—
	3/4/24(7)	14,119	121,423	—	—
	12/27/24(2)	25,287	217,468	—	—
	1/10/25(3)	61,798	531,463	92,697	797,194
	3/5/25(8)	92,242	793,281	—	—
Ori Kravel	4/25/2022(4)	6,024	51,811	—	—
	6/16/2023(5)	15,000	129,000	—	—
	11/29/2023(1)	10,150	87,290	51,845	445,867
	11/29/2023(1)(6)	8,953	76,996	—	—
	3/4/24(7)	25,575	219,945	—	—
	12/27/24(2)	25,287	217,468	—	—
	1/10/25(3)	61,798	531,463	92,697	797,194

(1)
These RSUs vest in three equal annual installments beginning on the first anniversary of October 1, 2023. PSUs are shown under Equity Incentive Plan Awards column and reflect the Target amount of PSUs that may be earned. PSUs vest at the end of a three-year performance period subject to achievement of performance metrics.

(2)
Represents RSUs which vest in three equal annual installments beginning on the first anniversary of October 1, 2025. The RSUs granted in December 2024 to Messrs. Masterson and Galloway relate to a transitional grant to move the measurement cycle to a calendar basis and the RSUs granted to Mr. Weil in November 2024 were a one-time grant related to his entry into the Weil Employment Agreement.

(3)	Represents RSUs which vest in three equal annual installments beginning on the first anniversary of January 1, 2025.
(4)	Represents restricted shares which vest in four equal annual installments beginning on the first anniversary of April 25, 2022.
(5)	Represents restricted shares which vest in four equal annual installments beginning on the first anniversary of June 12, 2023.
(6)
These RSU awards represent one-time grants in respect of the NEOs’ continuing efforts overseeing the Company’s transition to internalized management following the Mergers. The RSUs vest in three equal annual installments beginning on the first anniversary of October 1, 2023.

2026 Proxy Statement	41

(7)
Represents RSUs which vest in three equal annual installments beginning on the first anniversary of March 4, 2025. These RSUs were granted in March 2024 as part of the discretionary bonus for performance during the fiscal 2023 year.

(8)
Represents RSUs which vest in three equal annual installments beginning on the first anniversary of March 4, 2025. These RSUs were granted in March 2025 and represented 50% of Mr. Galloways Annual AIP Bonus paid in 2025 for performance in 2024.

Option Exercises and Stock Vested
The following table contains information about shares of Common Stock acquired by the NEOs upon the vesting of restricted shares and RSUs during fiscal year 2025. The Company did not have any stock options outstanding in fiscal year 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Edward M. Weil, Jr.	—	—	123,362	$997,840
Christopher J. Masterson	—	—	80,243	640,733
Jesse C. Galloway	—	—	35,821	293,092
Ori Kravel	—	—	63,923	509,702

(1)
For Messrs. Weil and Galloway, represents vesting of RSUs during 2025. For Messrs. Masterson and Kravel, includes vesting of RSUs during 2025, as well as restricted shares that vested on April 25, 2025, May 3, 2025, and June 12, 2025, under the restricted share awards granted on April 25, 2022, June 24, 2021, and June 16, 2023, respectively.

(2)
The Value Realized on Vesting is equal to the product of and number of restricted shares or shares issued upon settlement of RSUs that vested on the applicable vesting date and the closing prices of the Common Stock on such dates.

2026 Proxy Statement	42

Potential Payments Upon Termination or Change-in-Control
Pursuant to their individual employment agreements, each of the NEOs is entitled to cash severance, benefits, and in certain cases acceleration of vesting of equity awards upon termination of their employment with the Company and in certain cases change in control of the Company, as described in greater detail below.
The Company does not have any tax gross-up commitment under equity award agreements issued to the NEOs in the event that any portion of severance benefits or equity award acceleration, as applicable, results in the NEO becoming liable for payment of a parachute payment excise tax.
The following table sets forth the amounts each NEO would have received upon termination of employment with the Company as of December 31, 2025 for each of the hypothetical reasons detailed below. The amounts set forth in the table assume that a termination event occurred on December 31, 2025, and that the value of the Common Stock was $8.60 per share, based on the closing price of the Common Stock on December 31, 2025, the last trading day prior to fiscal year 2025 year-end; however, the actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s separation and may differ from the amounts set forth in the table below.

Name	Reason for Payment	Salary Related Payments	Bonus Related Payments	Accelerated Vesting of Equity Awards	Other Benefits	Total
Edward M. Weil, Jr.	Termination by reason of death or disability(1)	$1,000,000	$1,500,000	$9,892,167	$54,936	$12,447,103
	Termination by the Company without cause, by Mr. Weil for good reason(2)	2,000,000	3,000,000	9,892,167	36,624	14,928,791
	Termination by the Company without cause or by Mr. Weil for good reason in connection with a change in control(3)	3,000,000	4,500,000	9,892,167	54,936	17,447,103
	Termination due to the Company’s non-renewal of the employment term	—	—	—	—	—
Christopher J. Masterson	Termination by reason of death or disability(4)	—	926,828	2,146,291	—	3,073,119
	Termination by the Company without cause or by Mr. Masterson for good reason(5)(6)	440,000	926,828	1,635,503	—	3,002,330
	Termination by the Company without cause or by Mr. Masterson for good reason in connection with a change in control(7)(8)	660,000	1,390,241	2,895,190	—	4,945,431
	Change in control(9)	—	—	119,218	—	119,218
Jesse C. Galloway	Termination by reason of death or disability(4)	—	1,100,000	2,402,382	—	3,502,382
	Termination by the Company without cause or by Mr. Galloway for good reason, or due to the Company’s non-renewal of the employment term(10)	550,000	1,100,000	2,402,382	29,232	4,081,614
	Termination by the Company without cause, by Mr. Galloway for good reason or due to the Company’s non-renewal of the employment term in connection with a change in control(11)	1,100,000	2,200,000	3,045,312	43,848	6,389,160
Ori Kravel	Termination by reason of death or disability(4)	—	751,150	2,557,033	43,848	3,352,031
	Termination by the Company without cause or by Mr. Kravel for good reason(12)	830,000	1,502,300	2,557,033	29,232	4,918,565
	Termination by the Company without cause or by Mr. Kravel for good reason in connection with a change in control(13)	1,245,000	2,253,450	2,557,033	43,848	6,099,331

(1)
Represents base salary, target bonus for 2025 and accelerated vesting of all equity or equity-based awards and accelerated vesting of all performance-based equity or equity-based performance awards. The value of the PSUs reflected in this table is based on the assumed achievement of the Target level of performance, tested at the end of the performance period. The “Other Benefits” column represents 18 months of Company subsidized COBRA coverage.

(2)
The “Salary-Related Payments” column represents two times Mr. Weil’s base salary and the “Bonus-Related Payments” column represents two times the annual bonus at the target level. The “Other Benefits” column represents 12 months of Company subsidized COBRA coverage. The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of all time-based equity or equity-based awards and accelerated vesting of all performance-based equity or equity-based performance awards.

2026 Proxy Statement	43

(3)
The “Salary-Related Payments” column represents three times Mr. Weil’s base salary and the “Bonus-Related Payments” column represents three times the annual bonus at the target level. The “Other Benefits” column represents 18 months of Company subsidized COBRA coverage. The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of all time-based equity or equity-based awards and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the time of a change in control.

(4)
The “Bonus-Related Payments” column represents the average of Mr. Masterson’s bonuses over the last two years and 100% of Messrs. Galloway’s and Kravel’s target bonus. Mr. Galloway’s bonus would be paid 50% in cash and 50% in Common Stock. The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of all RSUs and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the end of the performance period and pro-rated for the time employed during the performance period, with the exception of Mr. Kravel’s equity awards which would not be pro-rated. The value of the PSUs reflected in the table is based on the achievement of the target level of performance. For Mr. Kravel, the “Other Benefits” column represents 18 months of Company subsidized COBRA coverage.

(5)	The “Salary-Related Payments” column represents 100% of Mr. Masterson’s base salary and the “Bonus-Related Payments” column represents the average of his bonuses over the last two years.
(6)
The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of RSUs that would be earned at the next vesting date after termination and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance and pro-rated for the time employed during the performance period. The value of the PSUs reflected in the table is based on the achievement of the target level of performance.

(7)	The “Salary-Related Payments” column represents 150% of Mr. Masterson’s base salary and the “Bonus-Related Payments” column represents 150% of the average of his bonuses over the last two years.
(8)
The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of all RSUs and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the end of the performance period without proration. The value of the PSUs reflected in the table is based on the achievement of the target level of performance.

(9)	Represents vesting of 50% of then unvested restricted shares, in accordance with applicable restricted share award agreements.
(10)
The “Salary-Related Payments” column represents 100% of Mr. Galloway’s base salary; the “Bonus-Related Payments” column represents 100% of Mr. Galloways target bonus (to be paid 50% in cash and 50% in Common Stock) and the “Other Benefits” column represents 12 months of Company subsidized COBRA coverage. The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of all RSUs and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the end of the performance period and pro-rated for the time employed during the performance period. The value of the PSUs reflected in the table is based on the achievement of the target level of performance for the period.

(11)
The “Salary-Related Payments” column represents two times Mr. Galloway’s base salary; the “Bonus-Related Payments” column represents two times Mr. Galloways target bonus (to be paid 50% in cash and 50% in Common Stock) and the “Other Benefits” column represents 18 months of Company subsidized COBRA coverage. The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of all RSUs and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the time of a change in control without proration. The value of the PSUs reflected in the table is based on the achievement of the target level of performance.

(12)
The “Salary-Related Payments” column represents two times Mr. Kravel’s base salary; the “Bonus-Related Payments” column represents two times Mr. Kravel’s target bonus and the “Other Benefits” column represents 12 months of Company subsidized COBRA coverage. The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of all RSUs and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the end of the performance period without proration. The value of the PSUs reflected in the table is based on the achievement of the target level of performance for the period.

(13)
The “Salary-Related Payments” column represents three times Mr. Kravel’s base salary; the “Bonus-Related Payments” column represents three times Mr. Kravel’s target bonus and the “Other Benefits” column represents 18 months of Company subsidized COBRA coverage. The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of all RSUs and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the end of the performance period without proration. The value of the PSUs reflected in the table is based on the achievement of the target level of performance.

2026 Proxy Statement	44

Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our median employee and the annual total compensation of our current President and Chief Executive Officer, Mr. Edward M. Weil, Jr. The pay ratio included in this information represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2025, the annual total compensation of Mr. Weil, as provided in the Summary Compensation Table, was $8,879,785. The annual total compensation of our median employee, a full-time, salaried employee, was $139,340 for 2025, which was calculated using the same methodology as required by the Summary Compensation Table. Therefore, the ratio of the annual total compensation of our President and Chief Executive Officer to that of our median employee for the 2025 fiscal year was approximately 63.7:1.
To determine the median employee (excluding Mr. Weil) for fiscal 2025, we used December 31, 2025, the end of our 2025 fiscal year as the determination date, and we ranked each employee (other than Mr. Weil) based on their total compensation for 2025. We selected December 31, 2025 as the determination date because it enabled us to make such identification in a reasonably efficient and economic manner. Compensation for permanent employees who did not work the entire measurement period was not annualized; however, no other exemptions, assumptions, adjustments or estimates were used. We excluded four individuals that were located in Europe under the “de minimis” exception because these non-U.S. employees account for only approximately 5.0% of our total employees. We did not make any cost of living adjustments.
Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.
2026 Proxy Statement	45

PAY VERSUS PERFORMANCE DISCLOSURE
As required by Item 402(v) of Regulation S-K, which was mandated by Section 953(a) of the Dodd-Frank Act, we are providing the following information about the relationship between “compensation actually paid” to our principal executive officers or “PEOs” and “compensation actually paid” to our non-PEO NEOs, and the financial performance of the Company during the years ended December 31, 2025, 2024, 2023, 2022 and 2021 respectively, in each case calculated in a manner consistent with SEC rules, as well as an unranked list of the performance measures that we consider to be our most important measures used to align compensation actually paid to our NEOs for 2025 to Company performance.

							Value of Initial Fixed $100 Investment Based On(5)
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(3)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)	Total Stockholder Return	Peer Group Total Stockholder Return	Net Loss Attributable to Common Stockholders (in thousands)(6)	AFFO per Share(7)
2025	$8,879,785	$14,471,566	—	—	$3,179,207	$4,646,950	$95.73	$149.39	$(269,200)	$0.99
2024	5,232,889	3,943,419	1,736,809	1,693,591	2,011,370	1,680,121	68.95	117.01	(175,316)	1.32
2023	5,040,989	5,680,921	1,437,266	1,378,690	2,124,752	2,274,935	80.03	111.46	(239,348)	1.40
2022	—	—	552,620	462,027	507,774	382,037	86.50	99.58	(8,363)	1.67
2021	—	—	525,544	405,202	421,870	324,536	93.15	131.65	(8,698)	1.77

(1)	Mr. Edward M. Weil, Jr., is the PEO reflected in these columns for the fiscal years ended December 31, 2025, 2024 and 2023. Mr. Weil commenced employment with the Company on September 12, 2023.
(2)
Mr. James L. Nelson is the PEO reflected in these columns for the fiscal years ended December 31, 2024, 2023, 2022 and 2021, respectively. Mr. Nelson resigned from his position as Co-Chief Executive Officer and President effective March 31, 2024.

(3)
Compensation actually paid or “CAP” to our PEOs and Non-PEO NEOs is calculated based on the “Total Compensation” reported in the Summary Compensation Table for each of the applicable fiscal years, adjusted to exclude and include certain items in accordance with Item 402(v) of Regulation S-K as shown below.

(4)
Mr. Christopher J. Masterson, Mr. Jesse C. Galloway and Mr. Ori Kravel are the only non-PEO NEOs reflected in these columns for fiscal year 2025. Mr. Masterson and Mr. Galloway are the only non-PEO NEOs reflected in these columns for fiscal years 2024 and 2023. Mr. Masterson is the only non-PEO NEO reflected in these columns for fiscal years 2022 and 2021, and the only non-PEO NEO for those covered fiscal years. Mr. Masterson is the Company’s Chief Financial Officer, Treasurer and Secretary, Mr. Galloway is the Company’s Executive Vice President and General Counsel and Mr. Kravel is the Company’s Chief Operating Officer.

(5)
Represents cumulative total return to holders of our Common Stock against the cumulative total return of our peer entities, represented by FTSE NAREIT Equity Index (“NAREIT Index”) from December 31, 2020 (the last trading day before fiscal year 2021) through December 31, 2025 (the last trading day of the covered period), calculated from the market close on the last trading day before fiscal year 2021 through and including the end of each applicable fiscal year in the table above for which the TSR is being calculated. The TSR for each investment assumes that $100 was invested in our Common Stock and the respective index on December 31, 2020 through December 31, 2025, including reinvestment of any dividends.

(6)	Net loss attributable to common stockholders as reported in our Annual Reports on Form 10-K.
(7)
AFFO per share as reported in our earnings releases for the covered fiscal years filed as an exhibit to our Current Reports on Form 8-K, which contains a reconciliation of such measure to the nearest comparable GAAP measure reported in our audited financial statements.

2026 Proxy Statement	46

PEO SCT Total to CAP Reconciliation—Edward M. Weil, Jr.

			Additions to SCT Total(2)
Fiscal Year	SCT Total	Deductions from SCT Total(1)	Fair Value of Current Year Equity Awards(3)	Change in Fair Value of Prior Years’ Awards Unvested(3)	Change in Fair Value of Prior Years’ Awards that Vested(3)	CAP
2025	$8,879,785	$5,618,969	$8,500,680	$2,549,700	$160,371	$14,471,566
2024	5,232,889	1,375,000	1,819,620	(1,306,560)	(427,530)	3,943,419
2023	5,040,989	3,464,664	4,104,597	—	—	5,680,921

PEO SCT Total to CAP Reconciliation—James L. Nelson

			Additions to SCT Total(2)
Fiscal Year	SCT Total	Deductions from SCT Total(1)	Fair Value of Current Year Equity Awards(3)	Change in Fair Value of Prior Years’ Awards Unvested(3)	Change in Fair Value of Prior Years’ Awards that Vested(3)	CAP
2025(a)	$—	$—	$—	$—	$—	$—
2024	1,736,809	—	—	—	(43,218)	1,693,591
2023	1,437,266	—	—	(43,719)	(14,857)	1,378,690
2022	552,620	500,175	500,175	(72,679)	(17,914)	462,027
2021	525,544	499,324	400,718	(19,949)	(1,787)	405,202

(a)	Mr. Nelson resigned from his position as Co-Chief Executive Officer and President effective March 31, 2024.
Average Non-PEO NEOs SCT Total to CAP Reconciliation

			Additions to SCT Total(2)
Fiscal Year	SCT Total	Deductions from SCT Total(1)	Fair Value of Current Year Equity Awards(3)	Change in Fair Value of Prior Years’ Awards Unvested(3)	Change in Fair Value of Prior Years’ Awards that Vested/Fair Value of Awards Vested in Grant Year(3)	CAP
2025	$3,179,207	$1,411,824	$2,016,087	$785,486	$77,994	$4,646,950
2024	2,011,370	285,516	568,071	(549,004)	(64,800)	1,680,121
2023	2,124,752	1,471,282	1,681,320	(48,077)	(11,778)	2,274,935
2022	507,774	440,325	388,413	(59,095)	(14,730)	382,037
2021	421,870	399,364	320,498	(16,949)	(1,519)	324,536

(1)
Represents the grant date fair value of equity-based awards granted each year. The fair values of equity compensation, including such amounts described in the tables above, are calculated in accordance with FASB ASC Topic 718. The amounts shown in the table reflect the total fair value on the date of grant and do not necessarily reflect the actual value, if any, that may be realized by the NEOs.

(2)
We did not report a change in pension value for any of the years reflected in this table because the Company does not maintain a defined benefit or actuarial pension plan and therefore a deduction from SCT related to such pension plans is not needed.

(3)
Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The fair values of equity compensation, including such amounts described in the tables above, are calculated in accordance with FASB ASC Topic 718. The amounts shown in the table reflect the total fair value on the applicable date(s) listed in the table above, and do not necessarily reflect the actual value, if any, that may be realized by the applicable NEO.

2026 Proxy Statement	47

Tabular Disclosure of Most Important Measures to Determine Fiscal 2025 CAP
Our executive compensation program is highly dependent on long-term stockholder returns. The measures that we use for our incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our Company for our stockholders. The financial performance measures listed below represent an unranked list of the most important performance measures used to align compensation actually paid to our NEOs during the year ended December 31, 2025 and Company performance. For additional information, please see “Compensation Discussion and Analysis” beginning on page 24. Other than TSR which is already presented in the Pay Versus Performance table above, the Company believes AFFO per share is the Company’s most significant financial performance measure, and, as such, our “company selected measure” for purposes of Item 402(v) of Regulation S-K is AFFO per share.

LTIP Grants:	AIP Bonuses:
TSR	AFFO per share
Net Debt to Adjusted EBITDA
Net Debt Reduction
Disposition Volume

Relationship Between Company TSR and Peer Group TSR; Financial Performance Measures and CAP
Relationship Between Company TSR and Peer Group TSR
Between the years ended December 31, 2021 and 2022, respectively, the NAREIT Index TSR showed a decrease of approximately 24%, while our TSR decreased by approximately 7%. Between the years ended December 31, 2022 and 2023, respectively, the NAREIT Index TSR showed an increase of approximately 12%, while our TSR decreased by approximately 7%. Between the years ended December 31, 2023 and 2024, respectively, the NAREIT Index TSR showed an increase of approximately 5%, while our TSR decreased by approximately 14%. Between the years ended December 31, 2024 and 2025, respectively, the NAREIT Index TSR showed an increase of approximately 28%, while our TSR increased by approximately 39%.
Relationship Between Company TSR, Net Loss, AFFO per share and CAP
Between the years ended December 31, 2021 and 2022, respectively, our TSR decreased by approximately 7%, our net loss decreased by approximately 4%, our PEO CAP with respect to Mr. Nelson increased by approximately 14%, our average non-PEO NEO CAP increased by approximately 18% and our AFFO per share decreased by approximately 6%.
Between the years ended December 31, 2022 and 2023, respectively, our TSR decreased by approximately 7%, our net loss increased by approximately 2,762%, our PEO CAP with respect to Mr. Nelson increased by approximately 198%, our average non-PEO NEO CAP increased by approximately 495% and our AFFO per share decreased by approximately 16%.
Between the years ended December 31, 2023 and 2024, respectively, our TSR decreased by approximately 14%, our net loss decreased by approximately 27%, our PEO CAP with respect to Mr. Weil decreased 31%, and with respect to Mr. Nelson increased by approximately 23%, our average non-PEO NEO CAP decreased by approximately 26% and our AFFO per share decreased by approximately 6%.
Between the years ended December 31, 2024 and 2025, respectively, our TSR increased by approximately 39%, our net loss increased by approximately 54%, our PEO CAP with respect to Mr. Weil increased 267%, our average non-PEO NEO CAP increased by approximately 177% and our AFFO per share decreased by approximately 25%.
Policies and Practices Related to the Grant of Certain Equity Awards
In response to Item 402(x)(1) of Regulation S-K, we have not granted new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or Current Report on Form 8-K that discloses material nonpublic information. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event that we determine to grant new awards of such options, the Board of Directors will evaluate the appropriate steps to take in relation to the foregoing.
2026 Proxy Statement	48

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of March 15, 2026, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:
•
each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•	each of the Company’s NEOs and directors; and
•	all of the Company’s executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person or entity has beneficial ownership of a security if such person or entity possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, warrants and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of March 15, 2026, assuming that the liquidity event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.
The beneficial ownership of our Common Stock is based on 213,785,628 shares of our Common Stock outstanding as of March 15, 2026.
Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by him or her.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(2)	32,466,309	15.2%
The Vanguard Group(3)	32,261,482	15.1
Bellevue Capital Partners LLC(4)	21,185,803	9.9
State Street Corporation(5)	11,472,712	5.4
Directors, Director Nominees and Named Executive Officers:
Edward M. Weil, Jr.(6)	117,031	*
Jesse C. Galloway(7)	60,345	*
Ori Kravel(8)	105,683	*
Christopher J. Masterson(9)	144,363	*
Dr. M. Therese Antone(10)	34,618	*
Lisa D. Kabnick(11)	250,829	*
Robert I. Kauffman(12)	31,321	*
Leslie D. Michelson(13)	93,832	*
Michael J.U. Monahan(14)	28,495	*
Stanley R. Perla(15)	87,049	*
P. Sue Perrotty(16)	100,591	*
Edward G. Rendell(17)	133,684	*
Leon C. Richardson(18)	—	*
All directors and executive officers as a group (13 persons)(19)	1,187,841	*

*	Less than 1%.
(1)
Unless otherwise indicated, the business address of each individual or entity listed in the table is 650 Fifth Avenue, 30th Floor, New York, New York 10019. Unless otherwise indicated, the individual or entity listed has sole voting and investment power over the shares listed.

2026 Proxy Statement	49

(2)
The business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. Blackrock, Inc. has sole voting power over 31,838,126 shares, shared voting power over no shares, sole dispositive power over 32,466,309 shares and shared dispositive power over no shares. The information contained herein with respect to BlackRock, Inc. is based solely on the Amendment No. 6 to the Schedule 13G filed by BlackRock, Inc. with the SEC on February 5, 2025.

(3)
The business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group, Inc. has sole voting power over no shares, shared voting power over 252,033 shares, sole dispositive power over 31,761,197 shares and shared dispositive power over 500,285 shares. The information contained herein with respect to The Vanguard Group, Inc. is based solely on Amendment No. 11 to the Schedule 13G filed by The Vanguard Group, Inc. with the SEC on July 29, 2025.

(4)	The business address of Bellevue Capital Partners LLC is 222 Bellevue Avenue, Newport, RI 02840.
(5)
The business address of State Street Corporation is State Street Financial Center, 1 Congress Street, Suite 1, Boston, Massachusetts 02114. State Street Corporation has shared voting power over 9,596,899 shares, shared dispositive power over 11,472,712 shares and no sole voting or dispositive power. The information contained herein with respect to State Street Corporation is based solely on the Schedule 13G filed by State Street Corporation with the SEC on August 11, 2025.

(6)
Mr. Weil, one of our directors, owns a non-controlling passive interest in Bellevue, Mr. Weil does not have direct or indirect voting or investment power over any shares that Bellevue may own or control, directly or indirectly, and Mr. Weil disclaims beneficial ownership of these shares. Accordingly, the shares included as beneficially owned by Mr. Weil do not include the 21,185,803 shares of our Common Stock directly or indirectly beneficially owned by Bellevue. Also, excludes 632,282 shares of Common Stock issuable to Mr. Weil upon vesting of unvested RSUs.

(7)	Excludes 201,045 shares of Common Stock issuable to Mr. Galloway upon vesting of unvested RSUs.
(8)	Includes 21,024 unvested restricted shares and excludes 127,240 shares of Common Stock issuable to Mr. Kravel upon vesting of unvested RSUs.
(9)	Includes 27,725 unvested restricted shares and excludes 142,708 shares of Common Stock issuable to Mr. Masterson upon vesting of unvested RSUs.
(10)	Excludes 19,293 shares of Common Stock issuable to Dr. Antone upon vesting of unvested RSUs.
(11)	Excludes 17,195 shares of Common Stock issuable to Ms. Kabnick upon vesting of unvested RSUs.
(12)	Excludes 17,195 shares of Common Stock issuable to Mr. Kauffman upon vesting of unvested RSUs.
(13)	Excludes 17,195 shares of Common Stock issuable to Mr. Michelson upon vesting of unvested RSUs.
(14)	Excludes 17,195 shares of Common Stock issuable to Mr. Monahan upon vesting of unvested RSUs.
(15)	Excludes 17,195 shares of Common Stock issuable to Mr. Perla upon vesting of unvested RSUs.
(16)	Excludes 20,987 shares of Common Stock issuable to Ms. Perrotty upon vesting of unvested RSUs.
(17)	Excludes 19,293 shares of Common Stock issuable to Governor Rendell upon vesting of unvested RSUs.
(18)	Excludes 17,195 shares of Common Stock issuable to Mr. Richardson upon vesting of unvested RSUs.
(19)	Includes 48,749 restricted shares and excludes a total of 1,266,018 shares of Common Stock issuable to the directors and officers as group upon vesting of unvested RSUs.
2026 Proxy Statement	50

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our Common Stock to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to fiscal year 2025, as well as written representations by our directors and executive officers, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to fiscal year 2025, except that Bellevue Capital Partners, LLC inadvertently filed one Form 4 late.
2026 Proxy Statement	51

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information about awards outstanding and shares remaining available under our equity compensation plans (including any individual compensation arrangements) as of December 31, 2025.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	2,905,843(1)	—(2)	7,511,827
Equity compensation plans not approved by securityholders	—	—	—
Total	2,905,843	—	7,511,827

(1)
Represents shares of Common Stock underlying outstanding RSUs and PSUs under the Company’s outstanding equity compensation plans. For PSUs, which may vest in varying amounts depending on the achievement of specified performance criteria, the Target amount of shares that may be issued upon vesting, aggregating 1,302,662 shares, was used; the Maximum amount of shares that may be issued upon vesting is 3,165,179 shares.

(2)	All RSUs and PSUs are settled in shares of Common Stock on a one-for-one basis and accordingly do not have a Weighted-Average Exercise Price.
2026 Proxy Statement	52

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries and our directors, executive officers or holders of more than 5% of our outstanding capital stock. The summaries of certain provisions of our related party agreements are qualified in their entirety by reference to all of the provisions of such agreements.
The Company monitors related party relationships and related party transactions by requiring that each director and executive officer notify the Company’s general counsel in advance of any proposed transaction that may be considered a transaction with a related person. The Company has adopted a formal Related Party Transactions policy that requires, among other things: notification to the Company’s general counsel in advance of any upcoming transaction that may be considered a transaction with a related person; and review and approval or disapproval by the audit committee for any such proposed transaction in excess of $120,000 to ensure compliance with such policy, NYSE rules, and SEC regulations. In addition, each director and executive officer completes an annual questionnaire that requires disclosure of all transactions with related persons. All transactions with related persons described below were reviewed and approved by the audit committee.
2026 Proxy Statement	53

AUDIT COMMITTEE REPORT
The Audit Committee of the Board has furnished the following report on its activities during the year ended December 31, 2025. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.
We have reviewed and discussed with management Global Net Lease, Inc.’s audited financial statements as of and for the year ended December 31, 2025.
We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in Global Net Lease, Inc.’s Annual Report to Stockholders for the year ended December 31, 2025.
Audit Committee
Stanley R. Perla (Chair)
P. Sue Perrotty
Leon C. Richardson
2026 Proxy Statement	54

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Board of Directors is currently comprised of ten directors, nine of whom are independent directors. Our Bylaws require us to have at least one director, which is the minimum number required by the MGCL, but not more than 15 directors. At the 2026 Annual Meeting, eight persons will stand for election. The Board has nominated and recommended for election Dr. Antone and Ms. Kabnick and Messrs. Kauffman, Monahan, Perla, Weil, Michelson and Richardson (individually a “Nominee” and collectively the “Nominees”). The proxy holders named on the proxy card intend to vote “FOR” the election of each of the Nominees.
We know of no reason why any of the Nominees will be unable to serve if elected. If, at the time of the Annual Meeting, any Nominee should become unable to serve, shares represented by the proxies will be voted “FOR” any substitute Nominee designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of Nominees described in this Proxy Statement.
Vote Required. If a quorum is present, director nominees will be elected by a plurality of all the votes cast. Withhold votes and broker non-votes, if any, will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE
ELECTION OF EACH NOMINEE, TO SERVE UNTIL THE COMPANY’S 2027 ANNUAL MEETING AND UNTIL
THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY.
2026 Proxy Statement	55

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board of Directors has selected and appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2025.
Although ratification by stockholders is not required by law or by our charter or Bylaws, our audit committee believes that submitting its selection to stockholders is a matter of good corporate governance. PwC reports directly to our audit committee. Even if the appointment is ratified, our audit committee, in its discretion, may select a different independent registered public accounting firm at any time if our audit committee believes that a change would be in the best interests of the Company. If our stockholders do not ratify the appointment of PwC, our audit committee will take that fact into consideration, together with any other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
A representative of PwC will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Fees
The following table summarizes the fees billed to us for professional services rendered by PricewaterhouseCoopers LLP, all of which have been approved by the audit committee, for the fiscal years ended December 31, 2025 and December 31, 2024, respectively:

	2025	2024
Audit Fees	$3,291,070	$3,200,441
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$3,291,070	$3,200,441

Audit fees included fees associated with the annual audit, our annual reports on Form 10-K, the reviews of our quarterly reports on Form 10-Q, and services that are normally provided by our registered independent public accounting firm in connection with statutory and regulatory filings or engagements and that generally only our registered independent public accounting firm can provide. Audited related fees include fees associated with assurance and related services by our registered independent public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements. Tax fees included tax compliance, tax advice and tax planning services. All other fees are those fees for any other products and services provided by our registered independent public accounting firm.
Pre-Approval Policies and Procedures
In considering the nature of the services provided by the independent registered public accounting firm, our audit committee determined that the services were compatible with the provision of independent audit services. Our audit committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that the services were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by PwC were pre-approved by the audit committee. In February 2025 the audit committee adopted a policy regarding pre-approval of permissible audit, audit-related, and other services provided by the independent registered public accounting firm. Unless a type of service has received general pre-approval under the policy, the service will require specific approval by the audit committee. The policy also includes pre-approved fee levels for specified services and any proposed service exceeding the established fee level must be specifically approved by the audit committee.
Vote Required. If a quorum is present, this proposal requires the affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting. Abstentions and broker non-votes, if any, will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.
2026 Proxy Statement	56

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON
NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution regarding the compensation of our named executive officers, as disclosed in this Proxy Statement. This proposal, known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers, as disclosed in this Proxy Statement. Approval of this non-binding advisory resolution requires an affirmative vote of a majority of the votes cast with respect to this proposal. For a discussion of our compensation policies and goals, see “Compensation Discussion and Analysis.”
In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby approved on a non-binding, advisory basis.”
While this resolution is advisory and non-binding, the compensation committee will consider the vote on this proposal in its future discussions regarding the compensation of our named executive officers.
Vote Required. If a quorum is present, this proposal requires the affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting. Abstentions and broker non-votes will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE
ADOPTION OF THIS NON-BINDING ADVISORY RESOLUTION.
2026 Proxy Statement	57

CODE OF ETHICS AND CORPORATE GOVERNANCE GUIDELINES
The Board adopted a Code of Ethics that applies to all of our executive officers and directors, including but not limited to, our principal executive officer and principal financial officer. We have also adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities.
A copy of our Code of Ethics and Corporate Governance Guidelines may be obtained, free of charge, by sending a written request to our executive office: 650 Fifth Avenue, 30th Floor, New York, NY 10019, Attention: Secretary. Our Code of Ethics and Corporate Governance Guidelines are also publicly available on our website at www.globalnetlease.com. If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our directors, chief executive officer, chief financial officer, chief accounting officer or controller or persons performing similar functions, we will disclose the nature of the amendment or waiver on that website or in a current report on Form 8-K.
OTHER MATTERS PRESENTED FOR ACTION AT THE ANNUAL MEETING
Except as described herein, our Board does not intend to present for consideration at the Annual Meeting or any postponements or adjournments thereof any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, either of the persons named in the proxy, acting individually and without the other, will vote thereon pursuant to his or her discretion, to the extent permitted by Rule 14a-4(c) under the Exchange Act.
2026 Proxy Statement	58

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
Stockholder Proposals in the Proxy Statement
Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2027 Annual Meeting must be received at our principal executive office no later than December 8, 2026 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. If a stockholder notifies us of an intent to present a proposal at the 2027 Annual Meeting at any time after December 8, 2026 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.
Stockholder Proposals and Nominations for Directors to Be Presented at Meetings
Requests for inclusion of any proposal under our Bylaws or to nominate persons to serve as a director must be submitted in accordance with the procedures set forth in our Bylaws and include the information specified in the Bylaws, including the information required by Rule 14a-19(b) under the Exchange Act. Under our current Bylaws, proposals to nominate a director or other stockholder proposals must be in writing and, to be properly submitted for presentation at our 2027 Annual Meeting, must be delivered to our secretary at our principal executive office during the period beginning on November 8, 2026 and ending at 5:00 p.m., Eastern Time, on December 8, 2026; provided, however, if and only if the 2027 Annual Meeting is not scheduled to be held between April 21, 2027 and June 20, 2027, such stockholder’s notice must be delivered to our secretary no earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of (A) the 120th day prior to such annual meeting, as originally convened, or (B) the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company. The foregoing description is only a summary of the advance notice requirements of our Bylaws; please refer to the full text of our Bylaws for additional information. In addition, for stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, such Rule requires that stockholders provide notice to us no later than March 22, 2027, containing the information required by Rule 14a-19 under the Exchange Act; however, Rule 14a-19’s notice requirement does not override or supersede the longer notice period established by our Bylaws, and the longer time period contained in our Bylaws controls.
All nominations and proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, NY 10019, Attention: Secretary (telephone: (332) 265-2020).

By Order of the Board of Directors,

/s/ Christopher J. Masterson
Christopher J. Masterson
Chief Financial Officer, Treasurer and Secretary

2026 Proxy Statement	59

GLOBAL NET LEASE, INC.
650 FIFTH AVE., 30TH FLOOR
NEW YORK, NY 10019

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GNL2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92000-P45272 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLOBAL NET LEASE, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Edward M. Weil, Jr.	☐	☐
1b. Dr. M. Therese Antone	☐	☐
1c. Lisa D. Kabnick	☐	☐
1d. Robert I. Kauffman	☐	☐
1e. Leslie D. Michelson	☐	☐
1f. Michael J.U. Monahan	☐	☐
1g. Stanley R. Perla	☐	☐
1h. Leon C. Richardson	☐	☐

	For	**Against**	**Abstain**
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered accounting firm for the year ending December 31, 2026.	☐	☐	☐
3. Approval, on an advisory, non-binding basis, of the compensation paid to the Company's named executive officers identified in the accompanying proxy statement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V92001-P45272

GLOBAL NET LEASE, INC.
Annual Meeting of Stockholders
May 21, 2026 1:00 PM EST
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Global Net Lease, Inc., a Maryland corporation (the "Company"), hereby appoint(s) Jesse C. Galloway and Christopher J. Masterson, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company scheduled to be held May 21, 2026, commencing at 1:00 PM EST, (including any and all postponements or adjournments thereof, the "Annual Meeting"), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Annual Meeting and otherwise to represent the undersigned at such Annual Meeting, with all power possessed by the undersigned as if personally present and to vote in his or her discretion on such matters as may properly come before the Annual Meeting, to the extent permitted by Rule 14a-4(c) under the Exchange Act. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, the terms of each of which are hereby incorporated by reference, and revokes any proxy heretofore given with respect to such Annual Meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned stockholder will be cast "FOR" each of the persons nominated by the Company's Board of Directors, "FOR" Proposal 2 and "FOR" Proposal 3. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, to the extent permitted by Rule 14a-4(c) under the Exchange Act. At the present time, except as described in the accompanying proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

Continued and to be signed on reverse side